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                                                                    EXHIBIT 99.1


                         AGREEMENT AND PLAN OF MERGER

                                 By and Among

                             GART SPORTS COMPANY,

                            a Delaware corporation,

                            GSC ACQUISITION CORP.,

                            a Delaware corporation

                                      and

                        OSHMAN'S SPORTING GOODS, INC.,

                            a Delaware corporation

                         Dated as of February 21, 2001


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                               TABLE OF CONTENTS
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       ARTICLE 1. DEFINITIONS..............................................................   1

            1.1.  CERTAIN TERMS............................................................   1

            1.2.  DEFINITIONS..............................................................   2

       ARTICLE 2. THE MERGER...............................................................  12

            2.1.  THE MERGER...............................................................  12

            2.2.  MERGER CONSIDERATION AND CONVERSION OF SHARES............................  12

            2.3.  EXCHANGE PROCEDURES......................................................  14

            2.4.  EXCHANGE OF STOCK CERTIFICATES...........................................  16

            2.5.  DISSENTING SHARES........................................................  16

            2.6.  STOCK OPTIONS............................................................  17

       ARTICLE 3. CLOSING..................................................................  18

            3.1.  CLOSING..................................................................  18

       ARTICLE 4. THE SURVIVING CORPORATION................................................  18

            4.1.  CERTIFICATE OF INCORPORATION AND BY-LAWS.................................  18

            4.2.  DIRECTORS AND OFFICERS...................................................  18

       ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................  18

            5.1.  ORGANIZATION AND GOOD STANDING...........................................  19

            5.2.  CERTIFICATE OF INCORPORATION AND BY-LAWS.................................  19

            5.3.  CAPITALIZATION...........................................................  19

            5.4.  COMPANY SUBSIDIARIES.....................................................  20

            5.5.  CORPORATE AUTHORITY......................................................  20

            5.6.  COMPLIANCE WITH APPLICABLE LAW...........................................  21

            5.7.  NON-CONTRAVENTION........................................................  21

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            5.8.  GOVERNMENT APPROVALS AND CONSENTS........................................  22

            5.9.  SEC DOCUMENTS AND OTHER REPORTS..........................................  22

           5.10.  ABSENCE OF UNDISCLOSED LIABILITIES.......................................  22

           5.11.  ABSENCE OF CERTAIN CHANGES OR EVENTS.....................................  23

           5.12.  ACTIONS AND PROCEEDINGS..................................................  26

           5.13.  CONTRACTS................................................................  26

           5.14.  TAXES....................................................................  27

           5.15.  TITLE TO PROPERTIES; ENCUMBRANCES........................................  29

           5.16.  INTELLECTUAL PROPERTY....................................................  30

           5.17.  PROVIDED INFORMATION.....................................................  30

           5.18.  COMPANY PLANS; ERISA.....................................................  31

           5.19.  ENVIRONMENTAL MATTERS....................................................  34

           5.20.  LABOR MATTERS............................................................  34

           5.21.  RELATED PARTY TRANSACTIONS...............................................  35

           5.22.  REAL ESTATE..............................................................  35

           5.23.  INSURANCE................................................................  38

           5.24.  MERCHANDISE VENDORS......................................................  38

           5.25.  VENDORS AND LANDLORDS; CO-OPERATIVE ADVERTISING CONTRACTS................  38

           5.26.  STORE CLOSINGS...........................................................  39

           5.27.  DISCLOSURE...............................................................  39

           5.28.  TAKEOVER STATUTES........................................................  39

           5.29.  OPINION OF FINANCIAL ADVISOR.............................................  39

           5.30.  BROKERS..................................................................  39

           5.31.  FINANCING................................................................  39

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       ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF GART AND MERGERSUB.....................  40

            6.1.  ORGANIZATION AND GOOD STANDING...........................................  40

            6.2.  CERTIFICATE OF INCORPORATION AND BY-LAWS.................................  40

            6.3.  CAPITALIZATION...........................................................  40

            6.4.  GART SUBSIDIARIES........................................................  41

            6.5.  CORPORATE AUTHORITY......................................................  41

            6.6.  COMPLIANCE WITH APPLICABLE LAW...........................................  42

            6.7.  NON-CONTRAVENTION........................................................  42

            6.8.  GOVERNMENT APPROVALS AND CONSENTS........................................  42

            6.9.  SEC DOCUMENTS AND OTHER REPORTS..........................................  43

           6.10.  ABSENCE OF UNDISCLOSED LIABILITIES.......................................  43

           6.11.  ABSENCE OF CERTAIN CHANGES OR EVENTS.....................................  44

           6.12.  ACTIONS AND PROCEEDINGS..................................................  46

           6.13.  CONTRACTS................................................................  46

           6.14.  TAXES....................................................................  47

           6.15.  TITLE TO PROPERTIES; ENCUMBRANCES........................................  48

           6.16.  INTELLECTUAL PROPERTY....................................................  49

           6.17.  PROVIDED INFORMATION.....................................................  50

           6.18.  GART PLANS; ERISA........................................................  50

           6.19.  ENVIRONMENTAL MATTERS....................................................  51

           6.20.  LABOR MATTERS............................................................  51

           6.21.  RELATED PARTY TRANSACTIONS...............................................  52

           6.22.  REAL ESTATE..............................................................  52

           6.23.  INSURANCE................................................................  54
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           6.24.  MERCHANDISE VENDORS......................................................  55

           6.25.  VENDORS AND LANDLORDS; CO-OPERATIVE ADVERTISING CONTRACTS................  55

           6.26.  STORE CLOSINGS...........................................................  55

           6.27.  DISCLOSURE...............................................................  55

           6.28.  TAKEOVER STATUTES........................................................  55

           6.29.  BROKERS..................................................................  55

           6.30.  FINANCING................................................................  55

           6.31.  NO PRIOR ACTIVITIES......................................................  56

       ARTICLE 7. COVENANTS................................................................  56

            7.1.  CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER....................  56

            7.2.  CONDUCT OF BUSINESS BY GART PENDING THE MERGER...........................  59

            7.3.  ACCESS AND INFORMATION...................................................  61

            7.4.  NO SOLICITATION..........................................................  61

            7.5.  GOVERNMENTAL ENTITIES....................................................  62

            7.6.  BEST EFFORTS.............................................................  63

            7.7.  CERTAIN FILINGS UNDER SECURITIES LAWS....................................  63

            7.8.  STOCKHOLDERS MEETINGS....................................................  63

            7.9.  HSR NOTIFICATION.........................................................  64

          7.9.1.  FILINGS..................................................................  64

          7.9.2.  COOPERATION..............................................................  64

           7.10.  FINANCIAL STATEMENT DELIVERIES...........................................  64

           7.11.  FINANCING................................................................  64

           7.12.  DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION...................  65
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           7.13.  OPTIONS..................................................................  65

           7.14.  EMPLOYEE BENEFITS........................................................  66

           7.15.  ANTITAKEOVER STATUTES....................................................  67

           7.16.  NOTIFICATION OF CERTAIN MATTERS..........................................  68

           7.17.  FURTHER ASSURANCES.......................................................  68

           7.18.  FURTHER ACTION; REASONABLE COMMERCIAL EFFORTS............................  68

           7.19.  TAX-FREE REORGANIZATION TREATMENT........................................  69

           7.20.  DELIVERY OF OPINION OF FINANCIAL ADVISOR.................................  69

           7.21.  PUBLIC ANNOUNCEMENTS.....................................................  69

           7.22.  TERMINATION OF 401(K) SAVINGS PLAN.......................................  69

           7.23.  NASDAQ LISTING...........................................................  69

           7.24.  BOARD OF DIRECTORS.......................................................  69

           7.25.  REGISTRATION RIGHTS......................................................  70

           7.26.  REAL ESTATE MATTERS......................................................  70

       ARTICLE 8. CONDITIONS OF MERGER.....................................................  70

            8.1.  GENERAL CONDITIONS.......................................................  70

                  8.1.1.  NO LAW OR ORDERS.................................................  70

                  8.1.2.  HSR ACT..........................................................  70

                  8.1.3.  LEGAL PROCEEDINGS................................................  70

                  8.1.4.  STOCKHOLDER APPROVAL.............................................  70

                  8.1.5.  REGISTRATION STATEMENT...........................................  71

                  8.1.6.  REGULATORY APPROVAL..............................................  71

                  8.1.7.  PERMITS AND APPROVALS............................................  71

                  8.1.8.  CLOSING SALE PRICE...............................................  71
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            8.2.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY...................  71

                  8.2.1.  ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF
                           OBLIGATIONS.....................................................  71

                  8.2.2.  DELIVERIES.......................................................  72

                  8.2.3.  GART ADVERSE CHANGES.............................................  72

                  8.2.4.  TAX OPINIONS.....................................................  72

                  8.2.5.  COMFORT LETTERS..................................................  72

                  8.2.6.  THIRD PARTY CONSENTS.............................................  72

            8.3.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF GART AND MERGERSUB............  72

                  8.3.1.  ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF
                           OBLIGATIONS.....................................................  73

                  8.3.2.  DELIVERIES.......................................................  73

                  8.3.3.  COMPANY ADVERSE CHANGES..........................................  73

                  8.3.4.  TAX OPINIONS.....................................................  73

                  8.3.5.  COMFORT LETTERS..................................................  74

                  8.3.6.  FINANCING........................................................  74

                  8.3.7.  THIRD PARTY CONSENTS.............................................  74

                  8.3.8.  DISSENTING SHARES................................................  74

                  8.3.9.  CANCELLATION OF OPTIONS..........................................  74

       ARTICLE 9. TERMINATION..............................................................  74

            9.1.  TERMINATION..............................................................  74

                  9.1.1.  MUTUAL CONSENT...................................................  74

                  9.1.2.  BY GART..........................................................  74

                  9.1.3.  BY THE COMPANY...................................................  75

                  9.1.4.  TERMINATION DATE.................................................  75
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                  9.1.5.  BREACH OF COVENANT...............................................  75

                  9.1.6.  BREACH OF REPRESENTATIONS AND WARRANTIES.........................  75

                  9.1.7.  ORDER OR ACTION BY GOVERNMENTAL ENTITY...........................  75

            9.2.  MANNER AND EFFECT OF TERMINATION.........................................  76

            9.3.  CERTAIN PAYMENTS UPON TERMINATION........................................  76

      ARTICLE 10. MISCELLANEOUS............................................................  77

           10.1.  CONFIDENTIALITY..........................................................  77

           10.2.  EXPENSES.................................................................  78

           10.3.  NOTICES..................................................................  78

           10.4.  ENTIRE AGREEMENT.........................................................  79

           10.5.  COUNTERPARTS.............................................................  79

           10.6.  INVALID PROVISIONS.......................................................  79

           10.7.  THIRD PARTY BENEFICIARIES................................................  79

           10.8.  NO ASSIGNMENT; BINDING EFFECT............................................  79

           10.9.  HEADINGS.................................................................  79

          10.10.  GOVERNING LAW............................................................  80

          10.11.  CONSTRUCTION.............................................................  80

          10.12.  SPECIFIC PERFORMANCE.....................................................  80

          10.13.  AMENDMENT AND MODIFICATION...............................................  80

          10.14.  WAIVER...................................................................  80

          10.15.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................  80
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                         AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of February 21, 2001, by and among Gart Sports Company, a Delaware corporation (together with its Subsidiaries from time to time (except as the context may otherwise require), "Gart"), GSC Acquisition Corp., a Delaware corporation ("MergerSub"), and Oshman's Sporting Goods, Inc., a Delaware corporation (together with its Subsidiaries from time to time (except as the context may otherwise require), the "Company"), with respect to the facts and circumstances set forth below. Capitalized terms used herein without definition have the meanings set forth elsewhere in this Agreement.

     A. The board of directors of the Company and the board of directors of Gart and MergerSub have each determined that it is advisable and in the best interests of their respective stockholders to effect a merger of the Company with and into MergerSub, with MergerSub as the surviving corporation, pursuant to the Certificate of Merger and upon the terms and subject to the conditions set forth herein.

     B. Pursuant to the Merger, all shares of Company Common Stock (other than Dissenting Shares, shares held by Gart or MergerSub, and shares held in the Company's treasury) will be cancelled and converted automatically into the right to receive shares of Gart Common Stock and an amount in cash per share, without interest, as set forth in Section 2.2.1 of this Agreement.

     C. In order to induce Gart and MergerSub to enter into this Agreement, certain holders of Company Common Stock are entering into Voting Agreements in the form attached hereto as Exhibit A (the "Company Voting Agreements"); and in order to induce the Company to enter into this Agreement, a holder of Gart Common Stock is entering into a Voting Agreement in the form attached hereto as Exhibit B (the "Gart Voting Agreement" and, together with the Company Voting Agreements, the "Voting Agreements"). Pursuant to the Voting Agreements, among other things, such holders will agree to vote their shares of Company Common Stock or Gart Common Stock, as applicable, in favor of adoption of this Agreement and approval of the Merger.

     D. For federal income tax purposes it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of Section 368 of the Code.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants contained herein and intending to be legally bound, the parties hereto agree as follows:

                                  ARTICLE 1.
                                 DEFINITIONS

     1.1. CERTAIN TERMS. For all purposes of this Agreement, except as otherwise expressly provided:

           1.1.1. the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

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           1.1.2.  all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

           1.1.3. all references in this Agreement to "Articles," "Sections," "Exhibits" and "Schedules" shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless the context shall otherwise require;

           1.1.4. pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

           1.1.5. the words "include," "includes" and "including" shall be deemed in each case to be followed by the words "without limitation";

           1.1.6. the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

           1.1.7. the term "party" or "parties" when used herein refer to Gart, the Company and MergerSub; and

           1.1.8. unless otherwise expressly provided herein, any agreement, plan, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, plan, instrument or statute as may be from time to time amended, modified or supplemented, including (in the case of agreements, plans or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

     1.2. DEFINITIONS. As used in this Agreement and the exhibits and schedules delivered pursuant to this Agreement, the following capitalized terms have the meanings set forth below:

           1.2.1.  "Acquisition Transaction" has the meaning set forth in
Section 7.4.1.

           1.2.2. "Action" means any action, complaint, petition, investigation, suit, audit, arbitration, litigation or other proceeding, whether civil or criminal, in law or in equity, before any arbitrator or Governmental Entity.

           1.2.3. "Affiliate" means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person, (ii) any other Person that owns or controls (a) 10% or more of any class of equity securities of that Person or any of its Affiliates or (b) 10% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (iii) as to a corporation, each director and executive officer thereof, and, as to a partnership, each general partner thereof, and, as to a limited liability company, each managing member or similarly authorized person thereof (including officers), and, as to any other entity, each Person exercising similar authority to that of a director or officer of a corporation. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and

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"under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through ownership of voting securities, by Contract or otherwise.

           1.2.4. "Agreement" means this Agreement, including (unless the context otherwise requires) all exhibits and schedules attached or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

           1.2.5. "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Delaware are authorized or obligated to close.

           1.2.6. "Cash Consideration" has the meaning set forth in Section 2.2.1(a).

           1.2.7.  "Cash In Lieu" has the meaning set forth in Section 2.2.4.

           1.2.8.  "Certificate of Merger" has the meaning set forth in Section
2.1.2. 1.2.9. "Closing" has the meaning set forth in Section 3.1.

           1.2.10.  "Closing Date" means the date and time of the Closing.

           1.2.11. "Closing Sale Price" has the meaning set forth in Section 2.2.1(b). 1.2.12. "COBRA" has the meaning set forth in Section 5.18.6.

           1.2.13. "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

           1.2.14.  "Company" has the meaning set forth in the preamble hereof.

           1.2.15. "Company Common Stock" means the common stock, par value $1.00 per share, of the Company.

           1.2.16. "Company Credit Facility" means the Amended and Restated Financing Agreement, by and among The CIT Group/Business Credit, Inc. and the Company's Subsidiaries, dated December 15, 1997, as amended.

           1.2.17. "Company Disclosure Schedule" means the schedules delivered to Gart by, or on behalf of, the Company (concurrently with entering into this Agreement), containing all lists, descriptions, exceptions, and other information and materials that are required to be included therein in connection with the representations and warranties made by the Company in Article 5 or that are otherwise required to be included therein.

           1.2.18. "Company ERISA Affiliate" has the meaning set forth in
Section 1.2.28.

           1.2.19. "Company Expenses" has the meaning set forth in Section
9.3.2.

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           1.2.20.  "Company Financials" has the meaning set forth in Section
5.9.

           1.2.21. "Company Improvements" has the meaning set forth in Section 5.22.7.

           1.2.22.  "Company Insurance Policies" has the meaning set forth in
Section 5.23.

           1.2.23. "Company Intellectual Property Rights" has the meaning set forth in Section 5.16.

           1.2.24. "Company Interim Financial Information" has the meaning set forth in Section 5.9.

           1.2.25.  "Company Leased Real Property" has the meaning set forth in
Section 5.22.2.

           1.2.26.  "Company Leases" has the meaning set forth in Section
5.22.2.

           1.2.27.  "Company Owned Real Property" has the meaning set forth in
Section 5.22.1.

           1.2.28. "Company Plan" means (a) each of the "employee benefit plans" (as such term is defined in Section 3(3) of ERISA), of which any of the Company, any Subsidiary, or any member of the same controlled group of businesses as the Company or any Subsidiary of the Company within the meaning of
Section 4001(a)(14) of ERISA (a "Company ERISA Affiliate") is or ever was a sponsor or participating employer or as to which the Company or any Subsidiary of the Company or any of their Company ERISA Affiliates makes contributions or is required to make contributions, and (b) any similar employment, severance or other arrangement or policy of any of the Company, any Subsidiary of the Company or any of their Company ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

           1.2.29. "Company Real Property" has the meaning set forth in Section 5.22.3.

           1.2.30.  "Company Real Property Permits" has the meaning set forth in
Section 5.22.8.

           1.2.31. "Company SEC Documents" has the meaning set forth in Section 5.9.

           1.2.32. "Company Stockholders Meeting" means the meeting of holders of Company Common Stock to be held for the purpose of adopting this Agreement and approving the Merger.

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           1.2.33.  "Company Voting Agreements" means the Voting Agreements in the form attached hereto as Exhibit A.

           1.2.34.  "Confidentiality Agreement" has the meaning set forth in
Section 10.1.

           1.2.35. "Contract" means any loan, note, bond, mortgage, indenture, lease, agreement, contract, instrument, concession, guarantee of indebtedness or credit agreement, franchise, right or license.

           1.2.36. "Conversion Ratio" has the meaning set forth in Section 2.2.1(a).

           1.2.37. "Designated Directors" has the meaning set forth in Section 7.24.

           1.2.38. "DGCL" means the Delaware General Corporation Law and all amendments and additions thereto.

           1.2.39.  "Dissenting Shares" has the meaning set forth in Section
2.5.

           1.2.40.  "Dollar Value Per Share" has the meaning set forth in
Section 2.2.1(b)(i).

           1.2.41.  "Effective Time" has the meaning set forth in Section 2.1.2.

           1.2.42.  "Employee" has the meaning set forth in Section 7.14.

           1.2.43. "Environmental Law" means any federal, state, local or foreign environmental, health and safety, or other Law, in each case in existence as of the Closing Date, relating to Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act.

           1.2.44. "Environmental Permit" means any permit, license, approval, consent or authorization required under, or in connection with, any Environmental Law and includes any and all orders, consent orders or binding agreements issued by or entered into with a Governmental Entity.

           1.2.45. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

           1.2.46. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

           1.2.47.  "Exchange Agent" has the meaning set forth in Section 2.3.1.

           1.2.48.  "Exchange Fund" has the meaning set forth in Section 2.3.1.

           1.2.49.  "Financing" has the meaning set forth in Section 6.30.

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           1.2.50.  "Financing Letter" has the meaning set forth in Section
6.30.

           1.2.51. "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

           1.2.52.  "Gart" has the meaning set forth in the preamble hereof.

           1.2.53. "Gart Common Stock" means the common stock, par value $.01 per share, of Gart.

           1.2.54. "Gart Credit Facility" means the Financing Agreement, by and among The CIT Group/Business Credit, Inc., Gart Bros. Sporting Goods Company and Sportmart, Inc., dated January 9, 1998.

           1.2.55. "Gart Disclosure Schedule" means the schedules delivered to the Company by, or on behalf of, Gart (concurrently with entering into this Agreement), containing all lists, descriptions, exceptions, and other information and materials that are required to be included therein in connection with the representations and warranties made by Gart in Article 6 or that are otherwise required to be included therein.

           1.2.56. "Gart ERISA Affiliate" has the meaning set forth in Section 1.2.66.

           1.2.57.  "Gart Expenses" has the meaning set forth in Section 9.3.2.

           1.2.58.  "Gart Financials" has the meaning set forth in Section 6.9.

           1.2.59. "Gart Improvements" has the meaning set forth in Section 6.22.7.

           1.2.60.  "Gart Insurance Policies" has the meaning set forth in
Section 6.23.

           1.2.61. "Gart Intellectual Property Rights" has the meaning set forth in Section 6.16.

           1.2.62. "Gart Interim Financial Information" has the meaning set forth in Section 6.9.

           1.2.63.  "Gart Leased Real Property" has the meaning set forth in
Section 6.22.2.

           1.2.64.  "Gart Leases" has the meaning set forth in Section 6.22.2.

           1.2.65.  "Gart Owned Real Property" has the meaning set forth in
Section 6.22.1.

           1.2.66. "Gart Plan" means (a) each of the "employee benefit plans" (as such term is defined in Section 3(3) of ERISA), of which any of Gart, any Subsidiary, or any member of the same controlled group of businesses as Gart or any Subsidiary of Gart within the meaning of Section 4001(a)(14) of ERISA (a "Gart ERISA Affiliate") is or ever was a sponsor or participating employer or as to which Gart or any Subsidiary of Gart or any of their Gart ERISA Affiliates makes contributions or is required to make contributions, and (b) any similar employment, severance or other arrangement or policy of any of Gart, any Subsidiary of Gart or any of their Gart ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

           1.2.67. "Gart Real Property" has the meaning set forth in Section 6.22.3.

           1.2.68.  "Gart Real Property Permits" has the meaning set forth in
Section 6.22.8.

           1.2.69.  "Gart SEC Documents" has the meaning set forth in Section
6.9.

           1.2.70. "Gart Stockholders Meeting" means the meeting of holders of Gart Common Stock to be held for the purpose of approving the issuance of Gart Common Stock contemplated hereby.

           1.2.71. "Gart Voting Agreement" means the Voting Agreement in the form attached hereto as Exhibit B.

           1.2.72. "Governmental Entity" means any government or any agency, public or regulatory authority, instrumentality, ministry, bureau, board, arbitrator, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether foreign or domestic and whether national, federal, tribal, provincial, state, regional, local or municipal, and shall include any stock exchange, any quotation service and the NASD.

           1.2.73. "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, and
(b) any other chemical, material, substance or waste that is now defined as, or included in the definition of, "hazardous substance(s)," "hazardous waste(s)," "hazardous material(s)," "extremely hazardous waste(s)," "restricted hazardous waste(s)," "toxic substance(s)," "toxic pollutant(s)" or words of similar import under or pursuant to any Environmental Law.

           1.2.74. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           1.2.75. "Income Tax" means (a) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, excluding any Other Tax, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign); or (b) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. (S)1.1502-6 or comparable provisions of any Taxing Authority in respect of a Tax Return of a Relevant Company Group or Relevant Gart Group, as applicable, or any Contract.

           1.2.76. "Indemnified Parties" has the meaning set forth in Section 7.12.1.

           1.2.77. "Intellectual Property Rights" means all trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, trade names, trade dress, logos and corporate names, all such existing worldwide, together with all renewals, translations, adoptions, derivatives and combinations thereof and including all goodwill associated therewith (collectively, "Trademark Rights"), all worldwide patents, patent applications, and patent disclosures together with all reissues, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, material confidential business information, whether patentable or unpatentable and whether or not reduced to practice (collectively, "Patent Rights"), all know how and trade secrets, all computer software, all copyrights, copyright registrations and applications for the registration of copyrights and all other material proprietary rights used by or held by the Company (in the case of Company Intellectual Property Rights) or Gart (in the case of Gart Intellectual Property Rights) or any other third Person whether or not currently used thereby and all contracts and arrangements for licensing the same to or from third parties.

           1.2.78. "IRS" means the United States Internal Revenue Service or any successor entity.

           1.2.79. "Knowledge," "Known to" or any similar phrase means, with respect to any matter in question, that, with respect to the Company and its Subsidiaries, a Company Executive Officer, or, with respect to Gart and its Subsidiaries, a Gart Executive Officer: (a) has actual knowledge of such matter, or (b) would have actual knowledge of such matter after making such inquiry, if any, as a reasonable Person would have made under the circumstances applicable to such matter (provided, that such "inquiry knowledge" as it relates to the inquiry of other employees of the Company and its Subsidiaries or of Gart and its Subsidiaries, as applicable, shall be limited to corporate-level employees and shall not extend to store-level employees). For purposes of this Section 1.2.79, (i) a Company Executive Officer shall mean any of Alvin N. Lubetkin, Steven Martin and Steven U. Rath, and (ii) a Gart Executive Officer shall mean any of John Douglas Morton, Thomas T. Hendrickson and Nesa E. Hassanein.

           1.2.80. "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental Entity.

           1.2.81. "Liabilities" means all indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

           1.2.82. "Liens" means any mortgage, deed of trust, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, adverse claim, levy, charge, option, equity, adverse restriction, or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

           1.2.83. "Material Adverse Effect" means, with respect to any Person, any event, circumstance, change, condition, development or occurrence either individually or in the aggregate with all other events, circumstances, changes, conditions, developments or occurrences, resulting in or reasonably likely to result in a material adverse effect on (a) the business (as now conducted or as now proposed by such Person to be conducted), results of operations, condition (financial or otherwise), assets or Liabilities (contingent or otherwise), or prospects of such Person and its Subsidiaries, taken as a whole, (b) the legality or enforceability of this Agreement, or (c) the ability of such Person to perform its obligations and to consummate the transactions under this Agreement. Where the defined term "Material Adverse Effect" is used in a particular representation or warranty in Article 5 or Article 6, the reference to "all other events, circumstances, changes, conditions, developments or occurrences" in the foregoing definition shall be deemed to refer to all other events, circumstances, changes, conditions, developments or occurrences that are within the same subject matter coverage as that particular representation or warranty (i.e., excluding matters unrelated to that particular representation or warranty); the foregoing convention shall not apply where the defined term "Material Adverse Effect" is otherwise used in this Agreement. In determining whether a "Material Adverse Effect" has occurred with respect to a party's results of operations, extraordinary, non-recurring income items will be disregarded. Notwithstanding the foregoing, the parties hereto agree that any adverse effect resulting from the following shall not be considered to be a Material Adverse Effect: (i) this Agreement or the transactions contemplated hereby or the public announcement of this Agreement and the Merger; (ii) the economy or securities markets in general; or (iii) the Company's or Gart's industry in general and not in whole or in any part significantly related specifically to the Company or Gart, as applicable.

           1.2.84.  "Merger" has the meaning set forth in Section 2.1.1.

           1.2.85. "Merger Consideration" has the meaning set forth in Section 2.2.1(a).

           1.2.86. "MergerSub" has the meaning set forth in the preamble hereof.

           1.2.87. "MergerSub Common Stock" means the common stock, par value $.01 per share, of MergerSub.

           1.2.88. "NASD" means the National Association of Securities Dealers, Inc.

           1.2.89.  "New Credit Facility" has the meaning set forth in Section
6.9.

           1.2.90. "Options" means all options, warrants and similar securities or rights enabling the holder thereof to purchase or acquire shares of Company Common Stock (including, without limitation, all such Options issued pursuant to the Stock Option Plans).

           1.2.91. "Options Spread Value" has the meaning set forth in Section 2.6.1.

           1.2.92. "Order" means any decree, judgment, ruling, arbitration award, assessment, writ, injunction or similar order of any Governmental Entity (in each such case whether preliminary or final).

           1.2.93. "Oshman's Stock Value" has the meaning set forth in Section 2.6.1.

           1.2.94.  "Other Shares" has the meaning set forth in Section
2.2.1(a).

           1.2.95. "Other Tax" means any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, unclaimed property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign).

           1.2.96.  "Patent Rights" has the meaning set forth in Section 1.2.77.

           1.2.97. "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

           1.2.98. "Permit" means any license, permit, approval, consent, exemption, franchise or authorization, and includes any Environmental Permit.

           1.2.99. "Permitted Investments" has the meaning set forth in Section 2.3.1.

           1.2.100. "Permitted Liens" means: (a) liens disclosed in the Company Disclosure Schedule or the Gart Disclosure Schedule; (b) liens, encumbrances or imperfections of title that do not materially detract from the value of, or materially interfere with, the present use or, in the case of Company Owned Real Property or Gart Owned Real Property, the marketability of the property affected thereby; (c) liens for taxes and assessments, governmental charges, levies, mechanics liens or other statutory liens, both special and general that are not yet due and payable or are being contested in good faith pursuant to appropriate proceedings; (d) liens that are reserved on the financial statements as required by GAAP, which such financial statements were received prior to the date hereof by Gart (in the case of the Company's liens) or by the Company (in the case of Gart's liens); or (e) zoning, building, use and other governmental ordinances, if any.

           1.2.101. "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental Entity.

           1.2.102. "Preferred Stock" means the Company's preferred stock, par value $.01 per share.

           1.2.103. "Proxy Statement" has the meaning set forth in Section 5.17.

           1.2.104. "Registration Rights Agreement" has the meaning set forth in Section 7.25.

           1.2.105.  "Registration Statement" has the meaning set forth in
Section 5.17.

           1.2.106.  "Relevant Company Group" has the meaning set forth in
Section 5.14.1.

           1.2.107. "Relevant Gart Group" has the meaning set forth in Section 6.14.1.

           1.2.108. "SEC" means the United States Securities and Exchange Commission or any successor entity.

           1.2.109. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

           1.2.110. "Share Certificates" has the meaning set forth in Section 2.3.2.

           1.2.111. "Stock Consideration" has the meaning set forth in Section 2.2.1(a).

           1.2.112. "Stockholders Meetings" means the Company Stockholders Meeting and the Gart Stockholders Meeting.

           1.2.113. "Stock Option Plans" means, collectively, the Company's 1994 Omnibus Plan and the Company's 1993 Non-Employee Director Stock Option Plan.

           1.2.114. "Subsidiary" of a company means any Person in which such company, directly or indirectly through Subsidiaries or otherwise, beneficially owns or owned at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

           1.2.115. "Superior Proposal" has the meaning set forth in Section 7.4.2.

           1.2.116.  "Surviving Corporation" has the meaning set forth in
Section 2.1.1.

           1.2.117. "Surviving Corporation Common Stock" means the common stock, par value $.01 per share, of the Surviving Corporation.

           1.2.118.  "Takeover Statute" has the meaning set forth in Section
7.15.

           1.2.119. "Tax" or "Taxes" means Income Taxes and/or Other Taxes, as the context requires.

           1.2.120. "Tax Laws" means the Code, federal, state, county, local or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

           1.2.121. "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

           1.2.122. "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

           1.2.123.  "Termination Fee" has the meaning set forth in Section
9.3.1.

           1.2.124. "Trademark Rights" has the meaning set forth in Section 1.2.77.

           1.2.125. "Voting Agreements" has the meaning set forth in the recitals hereto.

                                  ARTICLE 2.
                                  THE MERGER

     2.1.  THE MERGER.

           2.1.1. At the Effective Time, the Company shall be merged with and into MergerSub in accordance with the DGCL and the terms and conditions hereof (the "Merger"). Upon consummation of the Merger, the separate existence of the Company shall cease and MergerSub shall be the surviving corporation (the "Surviving Corporation").

           2.1.2. As soon as practicable after satisfaction (or, to the extent permitted hereunder, waiver) of all conditions to the Merger, MergerSub will file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the DGCL and will make all other filings or recordings required by applicable Law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is certified by the Secretary of State of the State of Delaware or at such later time as is agreed to by the parties hereto and is specified in the Certificate of Merger (such date and time being referred to herein as the "Effective Time").

           2.1.3.  The Merger shall have the effects set forth in the DGCL.

     2.2. MERGER CONSIDERATION AND CONVERSION OF SHARES. At the Effective Time, pursuant to this Agreement and by virtue of the Merger and without any action on the part of Gart, MergerSub, the Company or the holders of any of the following securities:

           2.2.1. (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares and shares to be cancelled pursuant to Section 2.2.2) shall be cancelled and shall be converted automatically into the right to receive an amount equal to $7.00 in cash, without interest (subject to adjustment as provided in Section 2.2.1(b), the "Cash Consideration"), and 0.55 (subject to adjustment as provided in
Section 2.2.1(b), the "Conversion Ratio") validly issued, duly authorized, fully paid and non-assessable shares of Gart Common Stock (subject to adjustment as provided in Section 2.2.1(b), the "Stock Consideration" and, together with the Cash Consideration and the Cash In Lieu (as defined in Section 2.2.4), the "Merger Consideration"), payable to the holder thereof upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in Section 2.3 (the shares of Company Common Stock being converted into the right to receive the Merger Consideration are hereinafter referred to as the "Other Shares").

               (b) In the event that the closing sale price of a share of Gart Common Stock on the Closing Date (the "Closing Sale Price") is less than $9.50, then the amount of the Cash Consideration, the Conversion Ratio and the Stock Consideration shall be adjusted automatically as follows:

                        (i) first, the dollar value per share of the Merger Consideration shall be determined by adding (A) the Cash Consideration (before giving effect to this Section 2.2.1(b)) to (B) the result of multiplying the Conversion Ratio (before giving effect to this Section 2.2.1(b)) by the Closing Sale Price (such amount being referred to as the "Dollar Value Per Share");

                        (ii) next, the amount of the Cash Consideration shall be adjusted to equal the result of multiplying 0.57 by the Dollar Value Per Share;

                        (iii) next, the Conversion Ratio shall be adjusted to equal the result of dividing (A) the amount determined as (x) the Dollar Value Per Share minus (y) the Cash Consideration (after giving effect to this Section 2.2.1(b)) by (B) the Closing Sale Price; and

                        (iv) finally, the amount of the Stock Consideration shall be adjusted using the adjusted Conversion Ratio determined in accordance with clause (iii) immediately above.

             2.2.2. Each share of Company Common Stock held in the treasury of the Company or held by MergerSub or Gart, if any, immediately prior to the Effective Time, shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.

             2.2.3. Each share of MergerSub Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of Surviving Corporation Common Stock.

             2.2.4. No fractional shares of Gart Common Stock shall be issued pursuant to this Agreement. All shares of Gart Common Stock to which a holder of shares of Company Common Stock is entitled in connection with the Merger shall be aggregated. If a fractional share results from such aggregation, in lieu of the issuance of any such fractional share of Gart Common Stock, a cash adjustment shall be paid to a Person in respect of any such fractional share that otherwise would be issuable to such Person pursuant to Section
     2.2.1 or Section 2.6. The amount of such cash adjustment (the "Cash In Lieu") shall be equal to a fractional proportion of the Closing Sale Price.

           2.2.5. If between the date of this Agreement and the Effective Time the number of outstanding shares of Gart Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like other than pursuant to the Merger, the Conversion Ratio shall be correspondingly adjusted.

     2.3.  EXCHANGE PROCEDURES.

           2.3.1. Gart shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder (the "Exchange Agent"). At the Effective Time, Gart shall deliver or cause to be delivered, in trust, to the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with the provisions in this
Article 2, through the Exchange Agent, the Merger Consideration (such Merger Consideration, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be paid pursuant to Section 2.2.1 and to be deposited pursuant to this Section 2.3.1 in exchange for shares of Company Common Stock. Pending distribution pursuant to
Section 2.3.2 of the Exchange Fund deposited with the Exchange Agent, all cash so deposited shall be held in trust for the benefit of the holders of Other Shares and such cash shall not be used for any other purposes; provided, however, that the Surviving Corporation may direct the Exchange Agent to invest such cash, provided that such investments (a) shall be (i) obligations of, or guaranteed by, the United States of America, (ii) in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or (iii) in certificates of deposit, bank repurchase agreements or bankers acceptances of domestic commercial banks with capital exceeding $250,000,000 (collectively, "Permitted Investments") or shall be in money market funds that are invested solely in Permitted Investments and
(b) shall have maturities that will not prevent or delay payments to be made pursuant to Section 2.3.2.

           2.3.2. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each Person who was, at the Effective Time, a holder of record of Other Shares, (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing the Other Shares (the "Share Certificates") shall pass, only upon proper delivery of a Share Certificate to the Exchange Agent, and which shall be in such form and have such other provisions as Gart and the Company may reasonably specify prior to the Effective Time) and (ii) instructions for use in effecting the surrender of Share Certificates pursuant to such letter of transmittal. Upon surrender to the Exchange Agent of a Share Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Share Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Other Share formerly represented by such Share Certificate, and the Share Certificate so surrendered shall forthwith be cancelled. No interest shall accrue or be paid on the Cash Consideration, the Cash In Lieu or any unpaid dividends or distributions payable pursuant to
Section 2.3.3 upon the surrender of any Share Certificate for the benefit of the holder of such Share Certificate. Until surrendered as contemplated by this Section 2.3, each Share Certificate or other instrument shall, from and after the Effective Time, be deemed to represent only the right to receive the Merger Consideration (and any unpaid dividends or distributions payable pursuant to Section 2.3.3), and, until such surrender, no cash or other consideration or payment of any kind shall be paid to the holder of such outstanding Share Certificate or other instrument in respect thereof.

           2.3.3. No dividends or other distributions that are declared on or after the Effective Time on Gart Common Stock, or are payable to the holders of record thereof who became such on or after the Effective Time, shall be paid to any Person entitled by reason of the Merger to receive certificates representing shares of Gart Common Stock until such Person shall have surrendered its Share Certificates as provided in Section 2.3.2 (or such Person shall have complied with Section 2.3.5). Subject to applicable Law, Gart shall cause to be paid to each person receiving a certificate representing such shares of Gart Common Stock, (a) at the time of such receipt the amount of any dividends or other distributions theretofore paid with respect to the shares of Gart Common Stock represented by such certificate and having a record date on or after the Effective Time, and (b) at the appropriate payment date the amount of any dividends or other distributions payable with respect to the shares of Gart Common Stock represented by such certificate, which dividends or other distributions have a record date on or after the Effective Time and a payment date on or subsequent to such receipt. In no event shall the Person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If payment is to be made to a Person other than the registered holder of the Other Shares represented by the Share Certificate or other instrument so surrendered in exchange therefor, it shall be a condition to such payment that the Share Certificate or other instrument so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Other Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. Gart, the Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Gart, the Surviving Corporation or the Exchange Agent are required to deduct and withhold under the Code or any provision of any applicable Law, with respect to the making of such payment. To the extent that amounts are so withheld by Gart, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding was made by Gart, the Surviving Corporation or the Exchange Agent.

           2.3.4. After the Effective Time, there shall be no further transfers on the stock transfer books of the Surviving Corporation of the Other Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Share Certificates representing Other Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration (and any unpaid dividends or distributions) provided for, and in accordance with the procedures set forth, in this Article 2.

           2.3.5. In the event that any Share Certificate or other instrument representing Other Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Share Certificate or other instrument to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such holder of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Share Certificate or other instrument, the Exchange Agent will issue in exchange for and in lieu of such lost, stolen or destroyed Share Certificate or other instrument representing the Other Shares, the Merger Consideration and any unpaid dividends or distributions payable pursuant to Section 2.3.3.

           2.3.6. If any portion of the Exchange Fund deposited with the Exchange Agent for purposes of payment in exchange for Other Shares remains unclaimed six months after the Effective Time, such portion of the Exchange Fund shall be returned to the Surviving Corporation, upon demand, and any such holder who has not surrendered such holder's Share Certificates in compliance with this
Article 2 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration and any unpaid dividends or distributions pursuant to Section 2.3.3. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of Other Shares for any amount paid to a public official pursuant to applicable unclaimed property laws. Any amounts remaining unclaimed by holders of Other Shares six (6) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of any claims or interest of any Person previously entitled thereto.

           2.3.7. Any portion of the Merger Consideration, together with all interest and earnings thereon, made available to the Exchange Agent pursuant to
Section 2.5 to pay for shares of Company Common Stock for which dissenters' rights have been perfected as provided in Section 2.5 shall be returned to the Surviving Corporation upon demand.

     2.4. EXCHANGE OF STOCK CERTIFICATES. Immediately after the Effective Time, the Surviving Corporation shall deliver to the record holders of the certificates that immediately prior to the Effective Time represented all of the outstanding shares of MergerSub Common Stock that were converted into the right to receive shares of Surviving Corporation Common Stock in accordance with
Section 2.2.3, in exchange for such certificates, duly endorsed in blank, share certificates, registered in the names of such record holders, representing the number of shares of Surviving Corporation Common Stock to which such record holders are so entitled by virtue of Section 2.2.3.

     2.5. DISSENTING SHARES. Notwithstanding any other provisions of this Agreement, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who has not voted such shares of Company Common Stock in favor of the Merger and who has delivered a written demand in the manner provided by Section 262 of the DGCL and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to relief as a dissenting stockholder ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration. The holders of such Dissenting Shares shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that if any such holder of Dissenting Shares (a) shall have failed to establish such holder's entitlement to relief as a dissenting stockholder as provided in Section 262 of the DGCL, (b) shall have effectively withdrawn such holder's demand for relief as a dissenting stockholder with respect to such Dissenting Shares, (c) shall have lost such holder's right to relief as a dissenting stockholder and payment under Section 262 of the DGCL, or (d) shall have failed to file a complaint with the appropriate court seeking relief as to determination of the value of all Dissenting Shares within the time provided in
Section 262 of the DGCL, such holder shall forfeit the right to relief as a dissenting stockholder with respect to such Dissenting Shares and each such Dissenting Share shall be converted into the right to receive the Merger Consideration, without interest thereon, from the Surviving Corporation as provided in Section 2.2.1. The Company shall give Gart prompt notice of any demands made under Section 262 of the DGCL received by the Company prior to the Effective Time, and Gart shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Gart, make any payment with respect to, or settle or offer to settle, any such demands.

     2.6.  STOCK OPTIONS.

           2.6.1. At the Effective Time, each Option, whether or not vested, that has an exercise price that is equal to or greater than the Oshman's Stock Value shall be cancelled, without any payment or other consideration therefor. At the Effective Time, except as otherwise provided in Section 7.13, all other Options, whether or not vested, shall be cancelled and, as soon as reasonably practicable after the Effective Time, each holder of such Options shall receive in lieu of such Options an amount in cash, without interest, equal to the Options Spread Value. For any holder of Options, the "Options Spread Value" shall be equal to, with respect to such Options, the difference, if positive, between (i) the product of the Oshman's Stock Value multiplied by the number of shares of Company Common Stock subject to such Options less (ii) the aggregate exercise price with respect to such Options. The "Oshman's Stock Value" shall be equal to the closing price of a share of Company Common Stock as reported on the American Stock Exchange on the Business Day immediately prior to the Effective Time.

           2.6.2. Prior to the Effective Time, the Company (a) shall take all reasonable steps necessary to make any amendments to the terms of the Stock Option Plans, the individual Option agreements or the Options that are necessary to give effect to the transactions contemplated by this Agreement, and (b) shall take reasonable steps necessary to obtain at the earliest practicable date all written consents (if necessary) from holders of Options to effect the cancellation of such holders' Options at the Effective Time in accordance with
Section 2.6.1.

           2.6.3. At or prior to the Effective Time, the Company shall take all reasonable and necessary actions to advise the holders of Options of their respective rights under this Agreement (including, without limitation, as contemplated by Section 7.13), the Options, the respective Option agreements and the respective Stock Option Plans, to facilitate the timely exercise of such rights and obligations to effectuate the provisions of this Section 2.6 and
Section 7.13. From and after the Effective Time, no holder of Options shall have any rights in respect of such Options, other than to receive consideration in the manner described in Section 2.6.1 (except as otherwise contemplated by Section 7.13). The surrender of any Options and the receipt of consideration therefor in accordance with Section 2.6.1 shall be deemed a release of any and all rights the holder of such Options had, or may have had, in respect of such Options.

                                  ARTICLE 3.
                                   CLOSING

     3.1.  CLOSING.  The closing of the Merger (the "Closing") shall take place
(i) at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Los Angeles, California 90067 at 9:00 A.M. (Los Angeles time) on the Business Day that the parties hereto designate as the closing date, which such date shall be a day that securities are traded on The Nasdaq Stock Market and shall be no later than five Business Days following the fulfillment or waiver of the conditions set forth in Article 8 in accordance with this Agreement, or (ii) at such other place and time and/or on such other date as the Company and Gart may agree.

                                  ARTICLE 4.
                           THE SURVIVING CORPORATION

     4.1. CERTIFICATE OF INCORPORATION AND BY-LAWS. The certificate of incorporation and the by-laws of the Surviving Corporation immediately after the Effective Time shall be the certificate of incorporation and the by-laws of MergerSub as in effect immediately prior to the Effective Time.

     4.2. DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (a) the directors of MergerSub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and
(b) the officers of MergerSub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case to hold office in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

                                  ARTICLE 5.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Gart and MergerSub that, except as set forth in the Company Disclosure Schedule (provided, however, that each disclosure set forth in the Company Disclosure Schedule shall not be deemed to refer to any section other than (i) the specific section or sections referenced in such disclosure and (ii) any other sections where the applicability of the disclosed matter or circumstance to the representation or warranty in question is reasonably obvious):

     5.1. ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect, individually or in the aggregate. Without limiting the generality of the foregoing, the Company is qualified to do business in the states set forth on
Section 5.1 of the Company Disclosure Schedule.

     5.2. CERTIFICATE OF INCORPORATION AND BY-LAWS. Complete and correct copies of the certificates of incorporation and by-laws or equivalent organizational documents, each as amended as of the date hereof, of the Company and each of its current Subsidiaries have been made available to Gart. The certificates of incorporation, by-laws and equivalent organizational documents of the Company and each of its current Subsidiaries are in full force and effect. Neither the Company nor any of its current Subsidiaries is in violation of any provision of its certificate of incorporation, by-laws or equivalent organizational documents.

     5.3.  CAPITALIZATION.

           5.3.1. As of the date hereof, the authorized capital stock of the Company consists of 500,000 shares of Preferred Stock and 15,000,000 shares of Company Common Stock. At the close of business on February 1, 2001, (a) no shares of Company Preferred Stock were outstanding and (b) 5,825,309 shares of Company Common Stock were outstanding. Section 5.3.1 of the Company Disclosure Schedule contains a true, complete and correct list as of such date of all outstanding Options, warrants, rights and other securities of the Company convertible into, or exercisable for, shares of capital stock of the Company, the holders of such Options, warrants, rights and other securities, and the exercise prices with respect to such Options, warrants, rights and other securities. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. No shares of Company Common Stock are owned by any direct or indirect Subsidiary of the Company.

           5.3.2.  Except as described in this Section 5.3, set forth on Section
5.3.1 of the Company Disclosure Schedule and as contemplated by this Agreement,
(a) no shares of capital stock or other equity securities of the Company are authorized, issued or outstanding, or reserved for issuance, and there are no Options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its current Subsidiaries is a party relating to the issued or unissued capital stock or other equity interests of the Company or any of its current Subsidiaries that require the Company or any of its current Subsidiaries to grant, issue or sell any shares of the capital stock or other equity interests of the Company or any of its current Subsidiaries by sale, lease, license or otherwise; (b) neither the Company nor any of its Subsidiaries have any obligation, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of the capital stock or other equity interests of the Company or any of its Subsidiaries; (c) neither the Company nor any of its Subsidiaries, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other equity interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity interests of, any corporation, partnership, joint venture or other entity that would be material in value to the Company; and (d) there are no voting trusts, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries.

     5.4. COMPANY SUBSIDIARIES. Section 5.4 of the Company Disclosure Schedule contains a list of the following information for each current Subsidiary of the
Company: (a) the name of such Subsidiary; (b) its authorized, issued and outstanding capital stock or other equity interests, and the percentage of such capital stock or other equity interests owned by the Company or any Subsidiary of the Company, and the identity of such owner; and (c) any capital stock reserved for future issuance pursuant to outstanding options or other agreements, and the identity of all parties to any such option or other agreement. Each current Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each current Subsidiary of the Company has all requisite corporate power and authority to carry on its business as it is now being conducted. Each current Subsidiary of the Company is duly qualified as a foreign corporation or organization authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, the current Subsidiaries of the Company are qualified to do business in the states set forth on Section 5.4 of the Company Disclosure Schedule. All of the outstanding shares of capital stock or other ownership interests in each of the Company's current Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Company or another Subsidiary of the Company free and clear of all Liens, and are not subject to preemptive rights created by statute, such Subsidiary's certificate of incorporation, by-laws or equivalent organizational documents, or any agreement to which such Subsidiary is a party.

     5.5.  CORPORATE AUTHORITY.

           5.5.1. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by the Company's stockholders, to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by its board of directors and, except for the adoption of this Agreement and the approval of the Merger by the Company's stockholders, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except to the extent that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The preparation of the Proxy Statement has been duly authorized by the board of directors of the Company. The corporate records and minute books or other applicable records of the Company and its Subsidiaries reflect all material action taken and authorizations made at meetings of such companies' boards of directors or any committees thereof and at any stockholders' meetings thereof.

           5.5.2. Prior to execution and delivery of this Agreement, the Company's board of directors (at a meeting duly called and held) has (a) approved this Agreement and the transactions contemplated hereby, (b) determined that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of the Company and the holders of Company Common Stock and (c) determined to recommend the adoption of this Agreement and the approval of the Merger to the Company's stockholders at the Company Stockholders Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and to approve the Merger.

     5.6. COMPLIANCE WITH APPLICABLE LAW. The Company and each of its Subsidiaries hold, and are in compliance with the terms of, all material Permits that are required for the operation of the businesses of the Company and its Subsidiaries, except for failures to hold or to comply with such Permits that would not have a Material Adverse Effect on the Company. With respect to material Permits of the Company and its Subsidiaries, to the Knowledge of the Company, no action or proceeding is pending or threatened that would reasonably be expected to have a Material Adverse Effect on the Company. The businesses of the Company and its Subsidiaries are being conducted in all material respects in compliance with all applicable material Laws of any Governmental Entity. To the Knowledge of the Company, no material investigation or review by any Governmental Entity with respect to the Company or its Subsidiaries is pending or threatened.

     5.7. NON-CONTRAVENTION. Except as set forth in Section 5.7 of the Company Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (a) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or require the consent of any Person that is a party to, any Company Lease or any other material Contract to which the Company or any of its Subsidiaries is a party, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of the Company or any of its Subsidiaries, (b) conflict with or result in any violation of any provision of the certificate of incorporation or the by-laws or other equivalent organizational document, in each case as amended, of the Company or any of its Subsidiaries, or (c) subject to the governmental filings referenced in clause
(a) of Section 5.8, conflict with or violate any Order or, to the Knowledge of the Company, any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (a) and (c), any such conflicts or violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     5.8. GOVERNMENT APPROVALS AND CONSENTS. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except: (a) in connection, or in compliance, with the rules of the American Stock Exchange, the provisions of the HSR Act, the Securities Act, the Exchange Act and any state securities or blue sky law, (b) for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (c) such consents, approvals, authorizations, permits, filings and notifications listed in Section 5.8 of the Company Disclosure Schedule, and (d) such other consents, Orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     5.9. SEC DOCUMENTS AND OTHER REPORTS. The Company has filed on a timely basis all documents required to be filed by it with the SEC since February 1, 1997 (all such documents filed since February 1, 1997 and prior to the date hereof are referred to as the "Company SEC Documents"). Complete and correct copies of the Company SEC Documents have been made available to Gart. As of their respective dates, or if amended as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be (including all applicable rules and regulations promulgated by the SEC relating to the Company's audit committee), and none of the Company SEC Documents as of the date thereof contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Complete and accurate copies of the unaudited consolidated balance sheet, consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of cash flows (together with any supplementary information thereto) of the Company, all as of and for the nine-month period ended October 28, 2000 (the "Company Interim Financial Information") have been provided to Gart. The consolidated financial statements of the Company included in the Company SEC Documents and the Company Interim Financial Information (collectively, the "Company Financials") fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries, as of and for the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the Company Interim Financial Information, to normal year-end audit adjustments and to any other adjustments described therein) in conformity with GAAP during the periods involved (except as may be indicated therein or in the notes thereto). Since January 29, 2000, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP.

     5.10. ABSENCE OF UNDISCLOSED LIABILITIES. There are no Liabilities of the Company or any of its Subsidiaries of any kind whatsoever that would be required by

GAAP to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than:

           (a) Liabilities incurred since January 29, 2000 in the ordinary course of business consistent with past practices;

           (b) reasonable and customary fees and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement;

           (c) payments required as a result of the consummation of the Merger under the terms of any Company Plans, as identified in Section 5.10(c) of the Company Disclosure Schedule; and

           (d) Liabilities disclosed in the Company SEC Documents filed prior to the date hereof or reserved against on the Company's most recent balance sheet delivered to Gart prior to the date hereof.

     5.11. ABSENCE OF CERTAIN CHANGES OR EVENTS.

           5.11.1. Except as expressly contemplated or permitted by this Agreement, and other than the reasonable and customary fees and expenses incurred in connection with the transactions contemplated by this Agreement, since January 29, 2000, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practices, neither the Company nor any of its Subsidiaries has engaged in any transaction or series of related transactions material to the Company or its Subsidiaries taken as a whole other than in the ordinary course of business consistent with past practices, and there has not been any event, occurrence or development that, individually or in the aggregate, constitutes or would constitute a Material Adverse Effect on the Company.

           5.11.2. Without limiting the generality of the foregoing Section 5.11.1, since January 29, 2000, except as set forth in Section 5.11.2 of the Company Disclosure Schedule, there has not been:

           (a) any damage, destruction or loss to any of the assets or properties of the Company or any of its Subsidiaries that, individually or in the aggregate, constitutes a Material Adverse Effect on the Company ;

           (b) any declaration, setting aside or payment of any dividend or distribution (whether in cash, capital stock or property) or capital return in respect of any shares of the Company's capital stock or any redemption, purchase or other acquisition by the Company or any of its Subsidiaries of any shares of the Company's capital stock, or any repurchase, redemption or other purchase by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries, or any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

           (c) any sale, assignment, transfer, lease or other disposition, or agreement to sell, assign, transfer, lease or otherwise dispose of, any of the assets of the Company or any of its Subsidiaries taken as a whole other than in the ordinary course of business consistent with past practices;

           (d) any acquisition (by merger, consolidation, or acquisition of stock or assets) by the Company or any of its Subsidiaries of any corporation, partnership or other business organization or division thereof or any equity interest therein for consideration;

           (e) any (i) incurrence of, (ii) guarantee with respect to, or (iii) provision of credit support for, any indebtedness by the Company or any of its Subsidiaries other than pursuant to (A) the Company Credit Facility in the ordinary course of business or (B) lease financings for equipment used in the operation of the businesses of the Company or any of its Subsidiaries in the ordinary course of business; or any creation or assumption by the Company or any of its Subsidiaries of any material Lien, other than any Permitted Lien, on any material asset;

           (f) any material change in any method of accounting or accounting practice (whether for financial accounting or Tax purposes) used by the Company or any of its Subsidiaries;

           (g) (i) any employment, deferred compensation, severance or similar agreement entered into or amended by the Company or any of its Subsidiaries and any employee, in each case other than sales commission agreements and product promotional agreements entered into in the ordinary course of business consistent with past practices,
           (ii) any increase in the compensation payable, or to become payable by it, to any of its directors or officers or generally applicable to all or any category of the Company's or any of its Subsidiaries' employees, (iii) any increase in the coverage or benefits available under any vacation pay, company awards, salary continuation or disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the directors or officers of the Company or any of its Subsidiaries or generally applicable to all or any category of the Company's or any of its Subsidiaries' employees, or (iv) severance pay arrangements made to, for, or with such directors, officers or employees other than, in the case of (ii) and (iii) above and only with respect to employees who are not officers or directors of the Company or any of its Subsidiaries, increases in the ordinary course of business consistent with past practices and that, in the aggregate, have not resulted in a material increase in the benefits or compensation expense of the Company or any of its Subsidiaries taken as a whole;

           (h) any revaluing in any material respect of any of the assets of the Company or any of its Subsidiaries on the Company Financials, including, without limitation, writing down the value of any assets or inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices;

           (i) any loan, advance or capital contribution made by the Company or any of its Subsidiaries to, or investment in, any Person other than loans, advances or capital contributions, or investments of the Company made in the ordinary course of business consistent with past practices;

           (j)  any adoption or amendment of any Company Plan;

           (k) any waiver, direct or indirect, by the Company or any of its Subsidiaries of (i) any right or rights of material value or (ii) any payment of any material debt, Liability or other obligation owed to the Company or any of its Subsidiaries, except for non-material waivers and payments made in the ordinary course of business consistent with past practices;

           (l) any change in or amendment to the Company's or any of its Subsidiaries' certificate of incorporation, by-laws or other organizational documents;

           (m) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entering into of any agreement, arrangement or transaction with or on behalf of, any officer, director, or employee of the Company, any of its Subsidiaries, or any Affiliate of any of them, or any business or entity in which the Company, any Subsidiary or any Affiliate of any of them, or relative of any such Person, has any material, direct or indirect, interest, except for (i) directors' fees, (ii) compensation to the officers and employees of the Company (including benefits received by such officers and employees as a result of their participation in Company Plans) in the ordinary course of business consistent with past practices, and (iii) advancement or reimbursement of expenses in the ordinary course of business consistent with past practices;

           (n) any material modification or change in any Company Insurance Policy that would result in a diminishment of coverage under such Company Insurance Policy;

           (o) any acquisition of a fee simple interest or a leasehold or subleasehold interest in, or any sale, assignment, disposition, transfer, pledge, mortgage or lease of, any real property owned or leased by the Company or any of its Subsidiaries;

           (p) any issuance, sale or disposition of any capital stock or other equity interest in the Company, except upon the valid exercise of Options in accordance with the terms thereof, or any issuance or grant of any options, warrants or other rights to purchase any such capital stock or equity interest, or any securities convertible into or exchangeable for such capital stock or equity interest, or any other change in the issued and outstanding capitalization of the Company;

           (q) any amendment, alteration or modification in the terms of any currently outstanding options, warrants or other rights to purchase any capital stock or equity interest in the Company or any securities convertible into or exchangeable for such capital stock or equity interest, including, without limitation, any reduction in the exercise or conversion price of any such rights or securities, any change to the vesting or acceleration terms of any such rights or securities, or any change to terms relating to the grant of any such rights or securities;

           (r) any closure, shut down or other elimination of any of the Company's stores or offices or any material change in the basic character of its business, properties or assets, other than any store closures effected or proposed to be effected as set forth in Section
           5.11.2 of the Company Disclosure Schedule;

           (s) any action that, if it had been taken after the date hereof, would have required the consent of Gart under Section 7.1; and

           (t) any agreement to take any actions specified in this Section 5.11.2, except for this Agreement.

     5.12. ACTIONS AND PROCEEDINGS. There are no outstanding Orders of any Governmental Entity against the Company or any of its Subsidiaries, any of their properties, assets or businesses, or, to the Knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers or any other Person whom the Company or any of its Subsidiaries has agreed to indemnify that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in
Section 5.12 of the Company Disclosure Schedule, there are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of their properties, assets or businesses, or, to the Knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers or any other Person whom the Company or any of its Subsidiaries has agreed to indemnify that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Company's Knowledge, there are no facts or circumstances specific to the Company that, if known to a third party, would reasonably be expected to result in such an Action that could have a Material Adverse Effect on the Company.

     5.13. CONTRACTS. Each Contract to which the Company or any of its Subsidiaries is a party is valid, binding and enforceable and in full force and effect in accordance with its terms, except where the failure to be so valid, binding and enforceable and in full force and effect would not reasonably be expected to have a Material Adverse Effect on the Company, and there are no defaults by the Company or any of its Subsidiaries or, to the Knowledge of the Company, another party thereto thereunder, except any default that would not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 5.13 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to, or is bound by, any non-competition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in which, the Company or any such Subsidiary is entitled to conduct all or any material portion of the business of the Company and its Subsidiaries taken as a whole. Section 5.13 of the Company Disclosure Schedule lists: (a) each Contract to which the Company or any of its Subsidiaries is a party that is material to the business, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole; and (b) each Contract that is material to the business, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole and to which the Company or any of its Subsidiaries is a party with respect to which a consent of any of the other parties thereto will be required in connection with the transactions contemplated by this Agreement.

     5.14. TAXES.

           5.14.1. All Tax Returns required to have been filed by, or with respect to, the Company, any of its Subsidiaries, or any affiliated, consolidated, combined, unitary or similar group of which the Company or any of its Subsidiaries is or was a member (a "Relevant Company Group") have been duly and timely filed (including any extensions), except for such Tax Returns where the failure to file such Tax Returns would not have a Material Adverse Effect on the Company. All such Tax Returns are true, complete and correct in all material respects. All material Taxes due and payable by the Company, any of its Subsidiaries or any member of a Relevant Company Group, whether or not shown on any Tax Return, or claimed to be due by any Tax Authority, for periods (or portions of periods) covered by the Company Financials, have been paid or accrued on the balance sheet included in the Company Financials.

           5.14.2. Neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes in the period after the date of the Company Financials. The unpaid Taxes of the Company (a) did not, as of the most recent fiscal quarter end, exceed by any material amount the reserve for liability for Income Tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) or Other Tax set forth on the face of the balance sheet included in the Company Financials and (b) will not exceed by any material amount such reserve as adjusted for operations and transactions in the ordinary course of business through the Closing Date.

           5.14.3. Neither the Company nor any of its Subsidiaries is a party to any agreement extending the time within which to file any Tax Return. Except for those claims listed in Section 5.14.3 of the Company Disclosure Schedule, no claim has ever been made by a Taxing Authority of any jurisdiction in which the Company or any member of any Relevant Company Group does not file Tax Returns that the Company or such member is or may be subject to taxation by that jurisdiction.

           5.14.4. The Company, each of its Subsidiaries and each member of any Relevant Company Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

           5.14.5. The Company does not have Knowledge of any actions by any Taxing Authority in connection with assessing additional Taxes against, or in respect of, it, any of its Subsidiaries, or any Relevant Company Group for any past period. There is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries either (a) threatened, or to the Company's Knowledge otherwise claimed or raised by any Taxing Authority or (b) of which the Company is otherwise aware. There are no Liens for Taxes upon the assets and properties of the Company or any of its Subsidiaries other than Liens for Taxes not yet due. Section 5.14.5 of the Company Disclosure Schedule indicates those Tax Returns, if any, of the Company, each of its Subsidiaries and each member of any Relevant Company Group that have been audited or examined since the fiscal year ended January 30, 1996 by Taxing Authorities, and indicates those Tax Returns of the Company, each of its Subsidiaries and each member of any Relevant Company Group that currently are the subject of audit or examination. The Company has made available to Gart complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company, each of its Subsidiaries and each member of any Relevant Company Group since the fiscal year ended January 30, 1999.

           5.14.6. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or that include or are treated as including, the Company or any of its Subsidiaries or with respect to any Tax assessment or deficiency affecting the Company, any of its Subsidiaries or any Relevant Company Group.

           5.14.7. Except for rulings and agreements listed in Section 5.14.7 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

           5.14.8. Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person other than the Relevant Company Group of which the Company is the parent (a) under Section 1.1502-6 of the treasury regulations (or any similar provision of state, local or foreign law), (b) as a transferee or successor, (c) by Contract or (d) otherwise.

           5.14.9. Neither the Company nor any of its Subsidiaries (a) has agreed to make or is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method or (b) are a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

           5.14.10. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any obligations under any tax sharing, tax allocation, tax indemnity, or similar agreement or arrangement.

           5.14.11. Neither the Company nor any of its Subsidiaries is a partner in any joint venture, partnership, Contract or other arrangement that is treated as a partnership for federal, state, local or foreign Income Tax purposes.

           5.14.12. Neither the Company nor any of its Subsidiaries was included, nor is it includible in, the Tax Return of any Relevant Company Group with any corporation other than such a return of which the Company is the common parent corporation.

           5.14.13. Neither the Company nor any of its Subsidiaries has made any payments since January 29, 2000, is obligated to make any payments, nor is it a party to any Contract or arrangement covering any current or former employee or consultant of the Company that under certain circumstances could require it to make or give rise to any payments that are not deductible as a result of the provisions set forth in Section 280G, 404 or 162(m) of the Code or the treasury regulations thereunder or that would result in an excise tax to the recipient of any such payment under Section 4999 of the Code.

           5.14.14. Neither the Company nor any of its Subsidiaries has been the subject of an ownership change within the meaning of Section 382(g) of the Code.

           5.14.15. Each material election with respect to Income Taxes affecting the Company and each of its Subsidiaries is set forth in Section
5.14.15 of the Company Disclosure Schedule.

           5.14.16. No interest in the Company is a United States real property interest within the meaning of Section 897(c) of the Code.

           5.14.17. None of the assets of the Company, any of its Subsidiaries, or any member of any Relevant Company Group are tax exempt use property within the meaning of Section 168(h) of the Code.

           5.14.18. None of the Company, any of its Subsidiaries, or any member of any Relevant Company Group has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997. The stock of none of the Company, any of its Subsidiaries, or any member of any Relevant Company Group has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997 .

           5.14.19. The Company has filed an election with the IRS, effective for the fiscal year ending February 3, 2001, to change the Company's inventory method of accounting from the retail method to the cost method.

     5.15. TITLE TO PROPERTIES; ENCUMBRANCES. Except as described in the following sentence, each of the Company and its Subsidiaries has good, valid and, in the case of real property, marketable title to, or a valid leasehold interest in, all of its material properties and assets (real, personal, tangible and intangible), including, without limitation, all such properties and assets reflected in the consolidated balance sheet of the Company and its Subsidiaries as of January 29, 2000 included in the Company SEC Documents (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since such date), except for such title or interest the failure of which to have would not have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as described in
Section 5.15 of the Company Disclosure Schedule, none of such properties or assets are subject to any material Liens (whether absolute, accrued, contingent or otherwise) other than Permitted Liens.

     5.16. INTELLECTUAL PROPERTY. Section 5.16 of the Company Disclosure Schedule sets forth a correct and complete list of all Intellectual Property Rights (other than confidentiality and nondisclosure agreements, license agreements, third-party software generally commercially available on a "shrink wrap" license or similar basis and non-material copyright and trade secret items) now used or presently proposed to be used in the business of the Company and its Subsidiaries (the "Company Intellectual Property Rights"). The Company owns or has the right to use (without the making of any payment to others or the obligation to grant rights to others in exchange, except as set forth in Section
5.16 of the Company Disclosure Schedule) all Company Intellectual Property Rights in all material respects necessary to the conduct of its business as presently being conducted. To the Knowledge of the Company, the Company has no limitation by contract or imposed by any court on its ability to use the Company Intellectual Property Rights in any jurisdiction inside or outside the United States in which the Company is engaged in material business activities to the extent of the manner in which such business is currently conducted by the Company in such jurisdiction. Except as set forth in Section 5.16 of the Company Disclosure Schedule, the validity of the Company Intellectual Property Rights, the title thereto of the Company, and the authority of the Company to use the Company Intellectual Property Rights as such Company Intellectual Property Rights are presently being used in any material manner is not being challenged in any administrative or judicial proceeding to which the Company is a party or, to the Knowledge of the Company, is subject, nor has any such claim been threatened in writing to the Company or any of its Subsidiaries within the preceding three years. To the Knowledge of the Company, the conduct of the business of the Company as now conducted does not infringe or conflict in any material respect with (a) the Trademark Rights or Patent Rights of others, or
(b) any other Intellectual Property Rights of others. The Company has, as of the date hereof, and will have as of the Effective Time, satisfied all current requirements necessary to maintain the validity of all Company Intellectual Property Rights, and the right to use such Company Intellectual Property Rights in all material respects, necessary to the conduct of the Company's business as it is presently being conducted. The Company has no Knowledge of any use of any Company Intellectual Property Rights owned by or exclusively licensed to the Company that is now being made, except (i) by the Company or (ii) by any Person duly licensed by it to use the same under a Contract as described in Section
5.16 of the Company Disclosure Schedule. Except as set forth in Section 5.16 of the Company Disclosure Schedule, the Company has no Knowledge of any infringement by others of any Company Intellectual Property Rights. To the Knowledge of the Company, all licenses and other agreements pertaining to the Company Intellectual Property Rights are in compliance in all material respects with all applicable laws and regulations in all jurisdictions in which the Company conducts any business operations, including, without limitation, those pertaining to remittance of foreign exchange and taxation. The consummation of the transactions contemplated hereby will not alter or impair the rights and interests of the Company in the Company Intellectual Property Rights, and the Company will have the same rights and interests in the Company Intellectual Property Rights immediately after the Closing as it will have immediately prior to the Closing.

     5.17. PROVIDED INFORMATION. The information supplied, or to be supplied, by the Company for inclusion in (a) the Registration Statement to be filed with the SEC on Form S-4 under the Securities Act (the "Registration Statement") for the purpose of registering the shares of Gart Common Stock to be issued in connection with the Merger, (b) the joint proxy statement/prospectus to be distributed in connection with the Stockholders Meetings to vote upon, as applicable, the adoption of this Agreement, the approval of the Merger and the issuance of Gart Common Stock contemplated hereby (the "Proxy Statement"), or (c) any other filing required to be filed with the SEC, will not, (i) in the case of the Registration Statement or such other required filing, as applicable, on the date it is filed with the SEC, on the date each amendment or supplement thereto is filed with the SEC, on the date it becomes effective, and as of the Effective Time, and (ii) in the case of the Proxy Statement, on the dates of the mailing of the Proxy Statement by the Company and Gart or on the dates of the Stockholders Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and any amendments or supplements thereto, on their respective dates of mailing, and any other filing required to be filed with the SEC, as of the date thereof, insofar as they relate to or are filed or are deemed to be filed by the Company or any of its Affiliates, will comply in all material respects with all applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representations with respect to any statement in the foregoing documents based upon, and conforming to, information supplied by Gart or MergerSub for inclusion therein.

     5.18. COMPANY PLANS; ERISA.

           5.18.1. Except as disclosed in Section 5.18.1 of the Company Disclosure Schedule, during the six-year period ending on the Closing Date, (a) neither the Company nor any of the Company ERISA Affiliates maintains or sponsors (or maintained or sponsored), or is or was required to make contributions to, any Company Plans, (b) none of the Company Plans is or was a "multi-employer plan", as defined in Section 3(37) of ERISA, (c) none of the Company Plans is or was a "defined benefit pension plan" within the meaning of
Section 3(35) of ERISA, (d) none of the Company Plans provides or provided post-retirement medical or health benefits, (e) none of the Company Plans is or was a "welfare benefit fund," as defined in Section 419(e) of the Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Code, (f) neither the Company nor any of the Company ERISA Affiliates is or was a party to any collective bargaining agreement, and (g) neither the Company nor any of the Company ERISA Affiliates have announced or otherwise made any commitment to create or amend any Company Plan. Except as disclosed in Section 5.18.1 of the Company Disclosure Schedule, notwithstanding any statement or indication in this Agreement to the contrary, there are no Company Plans (i) as to which Gart or MergerSub will be required solely as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby to make any contributions or with respect to which Gart or MergerSub shall have any obligation or liability whatsoever, whether on behalf of any of the current employees of the Company or any Subsidiary or on behalf of any other Person, after the Closing, or (ii) that Gart or the Surviving Corporation will not be able to terminate immediately after the Closing in accordance with their terms and ERISA. With respect to each of such Company Plans, at the Closing there will be no unrecorded material liabilities with respect to the establishment, implementation, operation, administration or termination of any such Company Plan, or the termination of the participation in any such Company Plan by the Company or any of the Company ERISA Affiliates. The Company has delivered or made available to Gart true and complete copies of: (A) each of the Company Plans and any related funding agreements thereto (including insurance Contracts) including all amendments, and, to the best Knowledge of the Company, all of the documents are legally valid and binding and in full force and effect and there are no defaults thereunder, (B) the currently effective Summary Plan Description pertaining to each of the Company Plans that are required to provide such summaries, (C) all annual reports for each of the Company Plans (including all related schedules) that are required to file such reports, (D) the most recently filed PBGC Form 1 (if applicable), (E) the most recent IRS determination letter, opinion, notification or advisory letter (as the case may be) issued with respect to each Company Plan that is intended to constitute a qualified plan under Section 401 of the Code, and (F) for each unfunded Company Plan, any financial statements that are available as of the Closing Date and that pertain to the most recently ended plan year and consist of (1) the consolidated statement of assets and liabilities of such Company Plan as of the last day of its recently ended plan year, and (2) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such Company Plan for the most recently-ended plan year, which such financial statements shall fairly present the financial condition and the results of operations of such Company Plan in accordance with GAAP, consistently applied, as of such dates.

     5.18.2. During the six-year period ending on the Closing Date, neither the Company nor any of the Company ERISA Affiliates sponsored, maintained or contributed to (or had an obligation to contribute to) any defined benefit plan described in Section 3(35) of ERISA or Section 414(j) of the Code, or any other pension benefit plan that is or was subject to (a) the minimum funding standards of Section 302 of ERISA or Section 412 of the Code or (b) Title IV of ERISA.

     5.18.3. To the best Knowledge of the Company, neither the Company nor any of the Company ERISA Affiliates is subject to any material liability, Tax or penalty whatsoever to any person or agency whomsoever as a result of engaging in a prohibited transaction under ERISA or the Code, and neither the Company nor any of the Company ERISA Affiliates has any Knowledge of any circumstances that reasonably might result in any material liability, Tax or penalty, including a penalty under Section 502 of ERISA, as a result of a breach of any duty under ERISA or under other applicable Laws. During the six-year period ending on the Closing Date, no event has occurred that could subject any Company Plan to tax under Section 511 of the Code.

     5.18.4. Neither the Company nor any of the Company ERISA Affiliates has any material unfunded liability under ERISA in respect of any of the Company Plans. Each of the Company Plans that is intended to be a qualified plan under
Section 401(a) of the Code has received a favorable determination letter, opinion, notification or advisory letter from the IRS, and, to the best Knowledge of the Company, during the six-year period ending on the Closing Date, has been operated in all material respects in accordance with its terms and with the provisions of the Code. To the best Knowledge of the Company, during the six-year period ending on the Closing Date, all of the Company Plans have been administered and maintained in substantial compliance with ERISA, the Code and all other applicable Laws. To the best Knowledge of the Company, during the six-year period ending on the Closing Date, all contributions required to be made to each of the Company Plans under the terms of that Company Plan, ERISA, the Code or any other applicable Laws have been timely made. Each Company Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code is in all material respects in compliance with such requirements. The Company Interim Financial Statements properly reflect all amounts required to be accrued as liabilities to date under each of the Company Plans.

     5.18.5. Except as disclosed in Section 5.18.5 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or further acts or events) will (a) result in any obligation or liability (with respect to accrued benefits or otherwise) on the part of the Company, Gart, the Surviving Corporation, or any of their respective Subsidiaries, to any Company Plan, or to any present or former employee, director, officer, stockholder, contractor or consultant (or any of their dependents) of the Company, Gart, the Surviving Corporation, or any of their respective Subsidiaries, (b) be a trigger event under any Company Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any such present or former employee, officer, director, stockholder, contractor, or consultant, or any of their dependents, or (c) accelerate the time of payment or vesting, or increase the amount, of any compensation theretofore or thereafter due or granted to any employee, officer, director, stockholder, contractor, or consultant of the Company or any of their dependents. With respect to any insurance policy that provides, or has provided, funding for benefits under any Company Plan, (i) there is and will be no liability of the Company, Gart, the Surviving Corporation or any of their respective Subsidiaries in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or actual or contingent liability as of the Closing Date, nor would there be any such liability if such insurance policy were terminated as of the Closing Date, and (ii) no insurance company issuing any such policy is in receivership, conservatorship, bankruptcy, liquidation, or similar proceeding, and, to the Knowledge of the Company, no such proceedings with respect to any insurer are imminent.

     5.18.6. With respect to each Company Plan that provides health care coverage, during the six-year period ending on the Closing Date, the Company and each Company ERISA Affiliate have complied in all material respects with (a) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the applicable COBRA regulations and (b) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder, and neither the Company nor any Company ERISA Affiliate has incurred any material liability under Section 4980B or Section 4980C of the Code.

     5.18.7. Other than routine claims for benefits under the Company Plans, there are no pending, or, to the best Knowledge of the Company, threatened, Actions or proceedings involving the Company Plans, or the fiduciaries, administrators, or trustees of any of the Company Plans or the Company, any of its Subsidiaries or any of their respective Company ERISA Affiliates as the employer or sponsor under any Company Plan, with any of the IRS, the Department of Labor, the PBGC, any participant in or beneficiary of any Company Plan or any other person whomsoever. The Company knows of no reasonable basis for any such claim, lawsuit, dispute or Action or proceeding.

           5.18.8. As of the date hereof, Section 5.18.8 of the Company Disclosure Schedule completely and accurately identifies (by individual, in the case of benefits to "key executives," "executives" and "key employees," as those terms are used in the Company's severance plans, and, in an aggregate amount, in the case of benefits to other employees of Oshman's Sporting Goods, Inc. - Services on October 23, 2000 (it being understood that such aggregate amount excludes (i) employees hired since October 23, 2000 and employees in the warehouse and distribution centers and (ii) the effect of employee raises since October 23, 2000)) the amount of all severance and/or "stay bonus" benefits that may become payable as a result of the consummation of the transactions contemplated by this Agreement.

     5.19. ENVIRONMENTAL MATTERS. The Company and its Subsidiaries are and at all times have been, and all real property currently or previously owned, leased, occupied, used by or under the control of the Company or any of its Subsidiaries and all operations or activities of the Company and its Subsidiaries (including, without limitation, those conducted on or taking place at any of such Company Real Property) are and have been, in compliance with and not subject to any Liability or obligation under any applicable Environmental Law or Environmental Permit except where any of the foregoing would not have a Material Adverse Effect on the Company. There is no condition or circumstance regarding the Company or any of its Subsidiaries or their business or any such Company Real Property or the operations or activities conducted thereon, that, to the Knowledge of the Company, could reasonably be expected to give rise to a violation of, or Liability or obligation under, any applicable Environmental Law or Environmental Permit which would have a Material Adverse Effect on the Company. Neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any Person, the acts or omissions of which may be attributable to, the responsibility of, or be the basis of a Liability to, the Company, has, or has arranged to have, any Hazardous Material generated, released, treated, stored or disposed of at, or transported to, any facility or property the remediation or cleanup of which, or the response costs related thereto, could reasonably be expected to become or result in a Material Adverse Effect on the Company. The Company has not received written notice of any allegations, claims, demands, citations, notices of violation, or orders of noncompliance made against the Company relating or pursuant to any Environmental Law or Environmental Permit except those that have been corrected or complied with or that are not material to the Company, and, to the Knowledge of the Company, no such allegation, claim, demand, citation, notice of violation or order of noncompliance is threatened.

     5.20.  LABOR MATTERS.  With respect to employees of the Company and its
Subsidiaries: (a) to the Knowledge of the Company, there are no pending or threatened unfair labor practice charges or employee grievance charges; (b) there is no request for union representation, labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of the Company, threatened against the Company, and there has been no such event during the 18 months preceding the date hereof; (c) the Company is not a party to any collective bargaining agreements; and (d) except as set forth in Section 5.20 of the Company Disclosure Schedule, the employment of each of the Company's employees is terminable at will (in accordance with Company policy, irrespective of the effect of any applicable Laws of any state) without cost to the Company except for payments required under the Plans and the payment of accrued salaries or wages and vacation pay. No employee or former employee has any contractual right pursuant to any oral or written agreement to be rehired by the Company. The Company is, and since January 29, 2000 has been, in compliance in all material respects with all applicable Laws respecting employment and employment practices and the terms and conditions of employment, wages and hours, including, without limitation, any such Laws respecting employment discrimination, occupational safety and health, and unfair labor practices, except where such failure to comply would not have a Material Adverse Effect on the Company. The Company is not delinquent in any material respect in payments to its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or any amounts required to be reimbursed to such employees. Section 5.20 of the Company Disclosure Schedule contains an accurate list of all employment Contracts between the Company or any of its Subsidiaries and any employee of the Company or any of its Subsidiaries.

     5.21. RELATED PARTY TRANSACTIONS. Except as set forth in Section 5.21 of the Company Disclosure Schedule or as contemplated by the transactions contemplated hereby, no (a) beneficial owner of 10% or more of the Company's outstanding capital stock, (b) officer or director of the Company or (c) any Person (other than the Company) in which any such beneficial owner, officer or director owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such Persons) has any interest in: (i) any Contract, arrangement or understanding with, or relating to, the business or operations of, the Company or any of its Subsidiaries; (ii) any loan, Contract, arrangement, understanding or agreement for, or relating to, indebtedness of the Company or any of its Subsidiaries; or (iii) any property (real, personal or mixed), tangible or intangible, used in the business or operations of the Company or any of its Subsidiaries, excluding any such Contract, arrangement or understanding constituting a Company Plan.

     5.22. REAL ESTATE.

           5.22.1. Section 5.22.1 of the Company Disclosure Schedule sets forth a true, correct and complete list of all real property (including improvements thereon) owned in fee simple by the Company (collectively, the "Company Owned Real Property"). With respect to each such parcel of Company Owned Real
Property: (a) the Company owns fee simple marketable title to such parcel, subject to no Liens other than any Permitted Liens or any Liens set forth in
Section 5.22.1 of the Company Disclosure Schedule; (b) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel; and
(c) there are no outstanding actions, rights of first refusal or options to purchase such parcel.

           5.22.2. Section 5.22.2 of the Company Disclosure Schedule sets forth a true, correct and complete list of all of the leases and subleases ("Company Leases") and each leased and subleased parcel of real property in which the Company or any of its Subsidiaries is a tenant, subtenant, landlord or sublandlord (collectively, the "Company Leased Real Property") and for each Company Lease indicates: (a) whether or not the consent of and/or notice to the landlord thereunder will be required in connection with the transactions contemplated by this Agreement; (b) whether any third party or the Company is the guarantor of the obligations of any Subsidiary of the Company under the Company Lease and the identity of any such guarantor; (c) its term and any options to extend the term; and (d) the current rent payable as set forth on the rent roll report (it being understood that such amount reported on the rent roll report may not include percentage rent, common area maintenance, tax and insurance amounts payable by the Company under the Company Lease). The Company (either directly or through a Subsidiary) holds a valid and existing leasehold or subleasehold interest or landlord or sublandlord interest as applicable in the Company Leased Real Property, under each of the Company Leases described in Section 5.22.2 of the Company Disclosure Schedule. Except as noted in Section 5.22.2 of the Company Disclosure Schedule, the Company has delivered or made available to Gart true, correct and complete copies of each of the Company Leases, including, without limitation, all amendments, modifications, side agreements, consents, subordination agreements and guarantees. With respect to each Company Lease: (a) the Company Lease is legal, valid, binding, enforceable and in full force and effect; (b) the Company Lease will continue to be legal, valid, binding, enforceable and in full force and effect on the same terms and conditions following the Effective Time; (c) neither the Company (or its applicable Subsidiary), nor, to the Knowledge of the Company, any other party to the Company Lease, is in any material respect in breach or default under the Company Lease, and no event has occurred that, with notice or lapse of time, would constitute a breach or default in any material respect by the Company (or such Subsidiary) or permit termination, modification or acceleration under the Company Lease by any other party thereto; (d) the Company (or its applicable Subsidiary) has performed and will continue to perform all of its obligations in all material respects under the Company Lease;
(e) the Company has not, and, to the Knowledge of the Company, no third party has, repudiated any provision of the Company Lease; (f) there are no disputes, oral agreements or forbearance programs in effect as to the Company Lease other than those that, individually or in the aggregate, do not constitute a Material Adverse Effect on the Company; (g) the Company Lease has not been modified in any respect, except to the extent that such modifications are set forth in the documents previously delivered or made available to Gart; (h) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Company Lease; and (i) each guaranty by the Company is in full force and effect and no default has occurred thereunder.

     5.22.3. The Company Owned Real Property and the Company Leased Real Property are referred to collectively herein as the "Company Real Property." Except as disclosed on Section 5.22.1 or Section 5.22.2 of the Company Disclosure Schedule, there is no Company Real Property used by the Company or any of its Subsidiaries in their businesses. To the Knowledge of the Company, each parcel of Company Real Property is in material compliance with all existing Laws, including, without limitation, (a) the Americans with Disabilities Act, 42 U.S.C. Section 12102 et seq., together with all rules, regulations and official interpretations promulgated pursuant thereto, and (b) all Laws with respect to zoning, building, fire, life safety, health codes and sanitation. The Company and its Subsidiaries have received no notice of, and have no Knowledge of, any condition currently or previously existing on the Company Real Property or any portion thereof that may give rise to any violation of, or require any remediation under, any existing Law applicable to the Company Real Property if it were disclosed to the authorities having jurisdiction over such Company Real Property other than those (i) arising in the ordinary course of business or (ii) that do not constitute, individually or in the aggregate, a Material Adverse Effect on the Company.

           5.22.4. The Company has not received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, and, to the Knowledge of the Company, there are no such proceedings threatened, affecting any portion of the Company Real Property. The Company has not received written notice of the existence of any outstanding writ, injunction, decree, Order or judgment or of any pending proceeding, and, to the Knowledge of the Company, there is no such writ, injunction, decree, Order, judgment or proceeding threatened, relating to the ownership, lease, use, occupancy or operation by any person of the Company Real Property.

           5.22.5. To the Knowledge of the Company, the current use of the Company Real Property does not violate in any material respect any instrument of record or agreement affecting such Company Real Property. There are no violations of any covenants, conditions, restrictions, easements, agreements or Orders of any Governmental Entity having jurisdiction over any of the Company Real Property that affect such Real Property or the use or occupancy thereof other than those that do not, individually or in the aggregate, constitute a Material Adverse Effect on the Company. No damage or destruction has occurred with respect to any of the Company Real Property that, individually or in the aggregate, has had or resulted in, or is reasonably likely to have or result in, a Material Adverse Effect on the Company.

           5.22.6. There are currently in effect such insurance policies for the Company Real Property as are customarily maintained with respect to similar properties. True, correct and complete copies of all insurance policies maintained by the Company and its Subsidiaries with respect to the Company Real Property have been delivered or made available to Gart. All premiums due on such insurance policies have been paid by the Company, and the Company will maintain such insurance policies from the date hereof through the Effective Time or earlier termination of this Agreement. The Company has not received, and has no Knowledge of, any notice or request from any insurance company requesting the performance of, any work or alteration with respect to the Company Real Property or any portion thereof. The Company has received no notice from any insurance company concerning, nor does the Company have any Knowledge of, any defects or inadequacies in the Company Real Property that, if not corrected, would result in the termination of insurance coverage or would increase its cost.

           5.22.7. All buildings and other improvements included within the Company Real Property (the "Company Improvements") are, in all material respects, adequate to operate such facilities as currently used and all of the Company's SuperSports USA stores are in good condition and repair, and, to the Company's Knowledge, there are no facts or conditions affecting any of the Company Improvements that would, individually or in the aggregate, interfere in any significant respect with the current use, occupancy or operation thereof, which interference would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. With respect to the Company Improvements, the Company has all rights of access that are reasonably necessary for the operation of its business.

           5.22.8. All required or appropriate certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Company Real Property Permits") of all Governmental Entities having jurisdiction over the Company

Real Property, the absence of which would be reasonably likely to cause a Company store to cease its operations, have been issued to the Company to enable the Company Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect. The Company has not received, or been informed by a third party of the receipt by it of, any notice that would be reasonably likely to cause a Company store to cease its operations from any Governmental Entity having jurisdiction over the Company Real Property threatening a suspension, revocation, modification or cancellation of any Company Real Property Permit or requiring any remediation in connection with maintaining any Company Real Property Permit, and, to the Knowledge of the Company, there is no basis for the issuance of any such notice or the taking of any such action.

     5.23. INSURANCE. Each of the Company and its Subsidiaries maintains insurance policies (the "Company Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Section 5.23 of the Company Disclosure Schedule contains a complete and accurate list of all Company Insurance Policies including those of the Company's Subsidiaries. Each Company Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and, other than as set forth in Section 5.23 of the Company Disclosure Schedule, all premiums due thereon have been paid in full. None of the Company Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) prior to the Effective Time by reason of the transactions contemplated by this Agreement. Each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Company Insurance Policy under which it is the insured party. No insurer under any Company Insurance Policy has cancelled or generally disclaimed Liability under any such policy or, to the Company's Knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Company Insurance Policies have been filed in a timely fashion. Since February 3, 1996, there have been no historical gaps in insurance coverage of the Company and/or its Subsidiaries. The Company has provided to Gart a schedule setting forth the Company's general liability loss history for the Company's last five fiscal years and the Company's workers' compensation loss history for the Company's last two policy years.

     5.24. MERCHANDISE VENDORS. Set forth in Section 5.24 of the Company Disclosure Schedule is a list of the ten largest merchandise vendors of the Company based on the dollar value of materials or products purchased by the Company for the fiscal year ended January 29, 2000. Since such date, there has not been, nor as a result of the Merger to the Company's Knowledge is there anticipated to be, any change in relations with any of the major merchandise vendors of the Company and its Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

     5.25. VENDORS AND LANDLORDS; CO-OPERATIVE ADVERTISING CONTRACTS. There are no disputes or disagreements between the Company or any of its Subsidiaries, on the one hand, and any vendor or landlord of the Company or any of its Subsidiaries or any Person that is a party to a co-operative advertising contract with the Company or any of its Subsidiaries, on the other hand, that are pending or, to the Knowledge of the Company, threatened that, in the aggregate and net of the reserve for such disputes and disagreements set forth in the most recent balance sheet (including the notes thereto) included in the Company SEC Documents, exceed $1,000,000; and the Company is not aware of any basis on which any such material disputes or disagreements could reasonably be expected to arise.

    5.26. STORE CLOSINGS. Except as set forth in Section 5.26 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries have any material Liability of any kind related to the closing of any store with respect to which the Company or any of its Subsidiaries terminated, following January 1, 1990, its leasehold or subleasehold interest.

    5.27. DISCLOSURE. Each representation and warranty made by the Company contained in this Agreement, and the Company Disclosure Schedule and each certificate prepared or delivered by, or on behalf of, the Company and provided, or to be provided, to Gart in connection herewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

    5.28. TAKEOVER STATUTES. The board of directors of the Company has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated hereby, the restrictions on business combinations set forth in Section 203 of the DGCL. To the Company's Knowledge, no other Takeover Statute applicable to the Company is applicable to the Merger or any of the other transactions contemplated hereby.

    5.29. OPINION OF FINANCIAL ADVISOR. Except as set forth in Section 5.29 of the Company Disclosure Schedule, the Company has received a written opinion from Financo, Inc. to the effect that, as of the date hereof, the Merger Consideration to be received in the Merger by the holders of the shares of Company Common Stock is fair to such holders from a financial point of view.

    5.30. BROKERS. Except as set forth in Section 5.30 of the Company Disclosure Schedule, except for fees, commissions and expenses payable to its financial advisor, Financo, Inc., with respect to its work in connection with rendering a fairness opinion with respect to the transactions contemplated by this Agreement, no broker, finder or financial advisor retained by the Company is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the transactions contemplated by this Agreement.

    5.31. FINANCING. The Company has no reason to believe that any condition to the Financing contemplated by the Financing Letter will fail to be satisfied in accordance with its terms (it being understood that, in making such representation, the Company is not assuming any responsibility for the representations, warranties and covenants of Gart and MergerSub set forth in this Agreement, which responsibility shall remain solely that of Gart and MergerSub).

                                  ARTICLE 6.
             REPRESENTATIONS AND WARRANTIES OF GART AND MERGERSUB

    Gart and MergerSub hereby represent and warrant to the Company that, except as set forth in the Gart Disclosure Schedule (provided, however, that each disclosure set forth in the Gart Disclosure Schedule shall not be deemed to refer to any section other than (i) the specific section or sections referenced in such disclosure and (ii) any other sections where the applicability of the disclosed matter or circumstance to the representation or warranty in question is reasonably obvious):

    6.1. ORGANIZATION AND GOOD STANDING. Each of Gart and MergerSub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted. Each of Gart and MergerSub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect, individually or in the aggregate. Without limiting the generality of the foregoing, Gart is qualified to do business in the states set forth on Section 6.1 of the Gart Disclosure Schedule.

    6.2. CERTIFICATE OF INCORPORATION AND BY-LAWS. Complete and correct copies of the certificates of incorporation and by-laws or equivalent organizational documents, each as amended as of the date hereof, of Gart and MergerSub have been made available to the Company. The certificates of incorporation, by-laws and equivalent organizational documents of Gart and each of its current Subsidiaries are in full force and effect. Neither Gart nor any of its current Subsidiaries is in violation of any provision of its certificate of incorporation, by-laws or equivalent organizational documents.

    6.3.  CAPITALIZATION.

          6.3.1. As of the date hereof, the authorized capital stock of Gart consists of 3,000,000 shares of Gart Preferred Stock, and 22,000,000 shares of Gart Common Stock. At the close of business on December 30, 2000, (a) no shares of Gart Preferred Stock were outstanding and (b) 7,354,864 shares of Gart Common Stock were outstanding. Section 6.3.1 of the Gart Disclosure Schedule sets forth the aggregate number (by type) as of such date of all outstanding options, warrants, rights and other securities of Gart convertible into, or exercisable for, shares of capital stock of Gart. All outstanding shares of Gart Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. No shares of Gart Common Stock are owned by any direct or indirect Subsidiary of Gart. All of the shares of MergerSub Common Stock, upon their issuance, will be owned by Gart or an Affiliate of Gart.

          6.3.2.  Except as described in this Section 6.3, set forth on Section
6.3.1 of the Gart Disclosure Schedule and as contemplated by this Agreement, (a) no shares of capital stock or other equity securities of Gart are authorized, issued or outstanding, or reserved for issuance, and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which

Gart or any of its current Subsidiaries is a party relating to the issued or unissued capital stock or other equity interests of Gart or any of its current Subsidiaries that require Gart or any of its current Subsidiaries to grant, issue or sell any shares of the capital stock or other equity interests of Gart or any of its current Subsidiaries by sale, lease, license or otherwise; (b) neither Gart nor any of its Subsidiaries have any obligation, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of the capital stock or other equity interests of Gart or any of its Subsidiaries; (c) neither Gart nor any of its Subsidiaries, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other equity interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity interests of, any corporation, partnership, joint venture or other entity that would be material in value to Gart; and (d) there are no voting trusts, proxies or other agreements or understandings to which Gart or any of its Subsidiaries is a party with respect to the voting of any shares of capital stock or other equity interests of Gart or any of its Subsidiaries.

    6.4. GART SUBSIDIARIES. Section 6.4 of the Gart Disclosure Schedule contains a list of the following information for each current Subsidiary of
Gart: (a) the name of such Subsidiary; (b) its authorized, issued and outstanding capital stock or other equity interests, and the percentage of such capital stock or other equity interests owned by Gart or any Subsidiary of Gart, and the identity of such owner; and (c) any capital stock reserved for future issuance pursuant to outstanding options or other agreements, and the identity of all parties to any such option or other agreement. Each current Subsidiary of Gart is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each current Subsidiary of Gart has all requisite corporate power and authority to carry on its business as it is now being conducted. Each current Subsidiary of Gart is duly qualified as a foreign corporation or organization authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Gart. Without limiting the generality of the foregoing, the current Subsidiaries of Gart are qualified to do business in the states set forth on Section 6.4 of the Gart Disclosure Schedule. All of the outstanding shares of capital stock or other ownership interests in each of Gart's current Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by Gart or another Subsidiary of Gart free and clear of all Liens, and are not subject to preemptive rights created by statute, such Subsidiary's certificate of incorporation, by-laws or equivalent organizational documents, or any agreement to which such Subsidiary is a party.

    6.5. CORPORATE AUTHORITY. Each of Gart and MergerSub has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of Gart's stockholders with respect to the issuance of Gart Common Stock contemplated hereby, to consummate the transactions contemplated hereby. The execution and delivery by each of Gart and MergerSub of this Agreement and the consummation by each of Gart and MergerSub of the transactions contemplated hereby have been duly authorized by its respective board of directors and, except for the approval and adoption of Gart's stockholders with respect to the issuance of Gart Common Stock contemplated hereby, no other corporate action on the part of Gart or MergerSub is necessary to authorize the execution and delivery by Gart and MergerSub, respectively, of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Gart and MergerSub and constitutes a valid and binding agreement of each of Gart and MergerSub and is enforceable against Gart and MergerSub in accordance with its terms, except to the extent that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The preparation of the Registration Statement and the Proxy Statement has been duly authorized by the board of directors of Gart. The corporate records and minute books or other applicable records of Gart and MergerSub reflect all material action taken and authorizations made at meetings of such companies' boards of directors or any committees thereof and at any stockholders' meetings thereof.

    6.6.  COMPLIANCE WITH APPLICABLE LAW.   Gart and each of its Subsidiaries
hold, and are in compliance with the terms of, all material Permits required for the operation of the businesses of Gart and its Subsidiaries, except for failures to hold or to comply with such Permits that would not have a Material Adverse Effect on Gart. With respect to material Permits of Gart and its Subsidiaries, to the Knowledge of Gart, no action or proceeding is pending or threatened that would reasonably be expected to have a Material Adverse Effect on Gart. The businesses of Gart and its Subsidiaries are being conducted in all material respects in compliance with all applicable material Laws of any Governmental Entity. To the Knowledge of Gart, no material investigation or review by any Governmental Entity with respect to Gart or its Subsidiaries is pending or threatened.

    6.7. NON-CONTRAVENTION. Except as set forth in Section 6.7 of the Gart Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (a) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or require the consent of any Person that is a party to, any Gart Lease or any other material Contract to which Gart or any of its Subsidiaries is a party, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of Gart or any of its Subsidiaries, (b) conflict with or result in any violation of any provision of the certificate of incorporation or the by-laws or other equivalent organizational document, in each case as amended, of Gart or any of its Subsidiaries, or (c) subject to the governmental filings referenced in clause
(a) of Section 6.8, conflict with or violate any Order, or to the Knowledge of Gart, any Law applicable to Gart or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (a) and (c), any such conflicts or violations that, individually or in the aggregate, would not have a Material Adverse Effect on Gart.

    6.8. GOVERNMENT APPROVALS AND CONSENTS. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Gart or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Gart or MergerSub or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except: (a) in connection, or in compliance, with the rules of The Nasdaq Stock Market, the provisions of the HSR Act, the Securities Act, the Exchange Act, and any state securities or blue sky law, (b) for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (c) such other consents, Orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Gart.

    6.9. SEC DOCUMENTS AND OTHER REPORTS. Gart has filed on a timely basis all documents required to be filed by it with the SEC since January 4, 1997 (all such documents filed since January 4, 1997 and prior to the date hereof are referred to as the "Gart SEC Documents"). Complete and correct copies of the Gart SEC Documents have been made available to the Company. As of their respective dates, or if amended as of the date of the last such amendment, the Gart SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be (including all applicable rules and regulations promulgated by the SEC relating to Gart's audit committee), and none of the Gart SEC Documents as of the date thereof contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Complete and accurate copies of the unaudited consolidated balance sheet, consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of cash flows (together with any supplementary information thereto) of Gart, all as of and for the nine-month period ended October 28, 2000 (the "Gart Interim Financial Information") have been provided to the Company. The consolidated financial statements of Gart included in the Gart SEC Documents and the Gart Interim Financial Information (collectively, the "Gart Financials") fairly present, in all material respects, the consolidated financial position of Gart and its consolidated Subsidiaries, as of and for the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the Gart Interim Financial Information, to normal year-end audit adjustments and to any other adjustments described therein) in conformity with GAAP during the periods involved (except as may be indicated therein or in the notes thereto). Since January 29, 2000, Gart has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP.

    6.10. ABSENCE OF UNDISCLOSED LIABILITIES. There are no Liabilities of Gart or any of its Subsidiaries of any kind whatsoever that would be required by GAAP to be reflected on a consolidated balance sheet of Gart (including the notes thereto), other than:

           (a) Liabilities incurred since January 29, 2000 in the ordinary course of business consistent with past practices;

           (b) reasonable and customary fees and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement;

           (c) payments required as a result of the consummation of the Merger under the terms of any Gart Plans, as identified in Section 6.10(d) of the Gart Disclosure Schedule; and

           (d) Liabilities disclosed in the Gart SEC Documents filed prior to the date hereof or reserved against on Gart's most recent balance sheet delivered to the Company prior to the date hereof.

    6.11.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

           6.11.1. Except as expressly contemplated or permitted by this Agreement, and other than the reasonable and customary fees and expenses incurred in connection with the transactions contemplated by this Agreement, since January 29, 2000, the business of Gart and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practices, neither Gart nor any of its Subsidiaries has engaged in any transaction or series of related transactions material to Gart or its Subsidiaries taken as a whole other than in the ordinary course of business consistent with past practices, and there has not been any event, occurrence or development that, individually or in the aggregate, constitutes or would constitute a Material Adverse Effect on the Company.

           6.11.2. Without limiting the generality of the foregoing Section 6.11.1, since January 29, 2000, except as set forth in Section 6.11.2 of the Gart Disclosure Schedule, there has not been:

           (a) any damage, destruction or loss to any of the assets or properties of Gart or any of its Subsidiaries that, individually or in the aggregate, constitutes a Material Adverse Effect on Gart;

           (b) any declaration, setting aside or payment of any dividend or distribution (whether in cash, capital stock or property) or capital return in respect of any shares of Gart's capital stock or any redemption, purchase or other acquisition by Gart or any of its Subsidiaries of any shares of Gart's capital stock, or any repurchase, redemption or other purchase by Gart or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Gart or any of its Subsidiaries, or any amendment of any material term of any outstanding security of Gart or any of its Subsidiaries;

           (c) any sale, assignment, transfer, lease or other disposition, or agreement to sell, assign, transfer, lease or otherwise dispose of, any of the assets of Gart or any of its Subsidiaries taken as a whole other than in the ordinary course of business consistent with past practices;

           (d) any acquisition (by merger, consolidation, or acquisition of stock or assets) by Gart or any of its Subsidiaries of any corporation, partnership or other business organization or division thereof or any equity interest therein for consideration;

           (e) any (i) incurrence of, (ii) guarantee with respect to, or (iii) provision of credit support for, any indebtedness by Gart or any of its Subsidiaries other than pursuant to (A) the Gart Credit Facility in the ordinary course of business or (B) lease financings for equipment used in the operation of the businesses of Gart or any of its Subsidiaries in the ordinary course of business; or any creation or assumption by Gart or any of its Subsidiaries of any material Lien, other than any Permitted Lien, on any material asset;

           (f) any material change in any method of accounting or accounting practice (whether for financial accounting or Tax purposes) used by Gart or any of its Subsidiaries;

           (g) any revaluing in any material respect of any of the assets of Gart or any of its Subsidiaries on the Gart Financials, including, without limitation, writing down the value of any assets or inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices;

           (h) any loan, advance or capital contribution made by Gart or any of its Subsidiaries to, or investment in, any Person other than loans, advances or capital contributions, or investments of Gart made in the ordinary course of business consistent with past practices;

           (i) any waiver, direct or indirect, by Gart or any of its Subsidiaries of (i) any right or rights of material value or (ii) any payment of any material debt, Liability or other obligation owed to Gart or any of its Subsidiaries, except for non-material waivers and payments made in the ordinary course of business consistent with past practices;

           (j) any change in or amendment to Gart's or any of its Subsidiaries' certificate of incorporation, by-laws or other organizational documents;

           (k) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entering into of any agreement, arrangement or transaction with or on behalf of, any officer, director, or employee of Gart, any of its Subsidiaries, or any Affiliate of any of them, or any business or entity in which Gart, any Subsidiary or any Affiliate of any of them, or relative of any such Person, has any material, direct or indirect, interest, except for (i) directors' fees, (ii) compensation to the officers and employees of Gart (including benefits received by such officers and employees as a result of their participation in Gart Plans) in the ordinary course of business consistent with past practices, and (iii) advancement or reimbursement of expenses in the ordinary course of business consistent with past practices;

           (l) any material modification or change in any Gart Insurance Policy that would result in a diminishment of coverage under such Gart Insurance Policy;

           (m) any acquisition of a fee simple interest or a leasehold or subleasehold interest in, or any sale, assignment, disposition, transfer, pledge, mortgage or lease of, any real property owned or leased by Gart or any of its Subsidiaries;

           (n) any issuance, sale or disposition of any capital stock or other equity interest in Gart, except upon the valid exercise of options in accordance with the terms thereof, or any issuance or grant of any options, warrants or other rights to purchase any such capital stock or equity interest, or any securities convertible into or exchangeable for such capital stock or equity interest, or any other change in the issued and outstanding capitalization of Gart;

           (o) any amendment, alteration or modification in the terms of any currently outstanding options, warrants or other rights to purchase any capital stock or equity interest in Gart or any securities convertible into or exchangeable for such capital stock or equity interest, including, without limitation, any reduction in the exercise or conversion price of any such rights or securities, any change to the vesting or acceleration terms of any such rights or securities, or any change to terms relating to the grant of any such rights or securities;

           (p) any closure, shut down or other elimination of any of Gart's stores or offices or any material change in the basic character of its business, properties or assets, other than any store closures effected or proposed to be effected as set forth in Section 6.11.2 of the Gart Disclosure Schedule;

           (q) any action that, if it had been taken after the date hereof, would have required the consent of the Company under Section 7.1; and

           (r) any agreement to take any actions specified in this Section 6.11.2, except for this Agreement.

    6.12. ACTIONS AND PROCEEDINGS. There are no outstanding Orders of any Governmental Entity against Gart or any of its Subsidiaries, any of their properties, assets or businesses, or, to the Knowledge of Gart, any of Gart's or its Subsidiaries' current or former directors or officers or any other Person whom Gart or any of its Subsidiaries has agreed to indemnify that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Gart. Except as set forth in Section 6.12 of the Gart Disclosure Schedule, there are no Actions pending or, to the Knowledge of Gart, threatened against Gart or any of its Subsidiaries, any of their properties, assets or businesses, or, to the Knowledge of Gart, any of Gart's or its Subsidiaries' current or former directors or officers or any other Person whom Gart or any of its Subsidiaries has agreed to indemnify that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Gart. To the Knowledge of Gart, there are no facts or circumstances specific to Gart that, if known to a third party, would reasonably be expected to result in such an Action that could have a Material Adverse Effect on Gart.

    6.13. CONTRACTS. Each Contract to which Gart or any of its Subsidiaries is a party is valid, binding and enforceable and in full force and effect in accordance with its terms, except where the failure to be so valid, binding and enforceable and in full force and effect would not reasonably be expected to have a

Material Adverse Effect on Gart, and there are no defaults by Gart or any of its Subsidiaries or, to the Knowledge of Gart, another party thereto thereunder, except any default that would not reasonably be expected to have a Material Adverse Effect on Gart. Except as set forth in Section 6.13 of the Gart Disclosure Schedule, neither Gart nor any of its Subsidiaries is a party to, or is bound by, any non-competition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in which, Gart or any such Subsidiary is entitled to conduct all or any material portion of the business of Gart and its Subsidiaries taken as a whole. Section 6.13 of the Gart Disclosure Schedule lists: (a) each Contract to which Gart or any of its Subsidiaries is a party that is material to the business, financial condition, results of operations or prospects of Gart and its Subsidiaries taken as a whole; and (b) each Contract that is material to the business, financial condition, results of operations or prospects of Gart and its Subsidiaries taken as a whole and to which Gart or any of its Subsidiaries is a party with respect to which a consent of any of the other parties thereto will be required in connection with the transactions contemplated by this Agreement.

    6.14.  TAXES.

           6.14.1. All Tax Returns required to have been filed by, or with respect to, Gart, any of its Subsidiaries or any affiliated, consolidated, combined, unitary or similar group of which Gart or any Subsidiary is or was a member (a "Relevant Gart Group") have been duly and timely filed (including any extensions), except for such Tax Returns where the failure to file such Tax Returns would not have a Material Adverse Effect on Gart. All such Tax Returns are true, complete and correct in all material respects. All material Taxes due and payable by Gart, any of its Subsidiaries or any member of a Relevant Gart Group, whether or not shown on any Tax Return, or claimed to be due by any Tax Authority, for periods (or portions of periods) covered by the Gart Financials, have been paid or accrued on the balance sheet included in the Gart Financials.

           6.14.2. Gart and its Subsidiaries have not incurred any material liability for Taxes in the period after the date of the Gart Financials. The unpaid Taxes of Gart and its Subsidiaries (a) did not, as of the most recent fiscal quarter end, exceed by any material amount the reserve for liability for Income Tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) or Other Tax set forth on the face of the balance sheet included in the Gart Financials and (b) will not exceed by any material amount such reserve as adjusted for operations and transactions in the ordinary course of business through the Closing Date.

           6.14.3. Neither Gart nor any of its Subsidiaries is a party to any agreement extending the time within which to file any Tax Return. Except for claims listed in Section 6.14.3 of the Gart Disclosure Schedule, no claim has ever been made by a Taxing Authority of any jurisdiction in which Gart or any member of any Relevant Gart Group does not file Tax Returns that Gart or such member is or may be subject to taxation by that jurisdiction.

           6.14.4. Gart, each of its Subsidiaries and each member of any Relevant Gart Group has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

           6.14.5. Gart does not have knowledge of any actions by any Taxing Authority in connection with assessing additional Taxes against, or in respect of, it, any of its Subsidiaries, or any Relevant Gart Group for any past period. There is no dispute or claim concerning any Tax liability of Gart or any of its Subsidiaries either (a) threatened, or to Gart's knowledge otherwise claimed or raised by any Taxing Authority or (b) of which Gart is otherwise aware. There are no Liens for Taxes upon the assets and properties of Gart or any of its Subsidiaries other than Liens for Taxes not yet due. Section 6.14.3 of the Gart Disclosure Schedule indicates those Tax Returns, if any, of Gart, each of its Subsidiaries and each member of any Relevant Gart Group that have been audited or examined since the fiscal year ended January 6, 1996 by Taxing Authorities, and indicates those Tax Returns of Gart, each of its Subsidiaries and each member of any Relevant Gart Group that currently are the subject of audit or examination. Gart has made available to the Company complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, Gart, each of its Subsidiaries and each member of any Relevant Gart Group since the fiscal year ended January 30, 1999.

           6.14.6. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or that include or are treated as including, Gart or any of its Subsidiaries or with respect to any Tax assessment or deficiency affecting Gart, any of its Subsidiaries or any Relevant Gart Group.

           6.14.7. Except for rulings and agreements listed in Section 6.14.7 of the Gart Disclosure Schedule, neither Gart nor any of its Subsidiaries has received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

           6.14.8. Neither Gart nor any of its Subsidiaries has any liability for the Taxes of any Person other than the Relevant Gart Group of which Gart is the parent (a) under Section 1.1502-6 of the treasury regulations (or any similar provision of state, local or foreign law), (b) as a transferee or successor, (c) by Contract or (d) otherwise.

           6.14.9. Neither Gart nor any of its Subsidiaries (a) has agreed to make or is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method and (b) is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

           6.14.10. Neither Gart nor any of its Subsidiaries is a party to, or bound by, any obligations under any tax sharing, tax allocation, tax indemnity, or similar agreement or arrangement.

           6.14.11. Neither Gart nor any of its Subsidiaries is a partner in any joint venture, partnership, Contract or other arrangement that is treated as a partnership for federal, state, local or foreign Income Tax purposes.

           6.14.12. Neither Gart nor any of its Subsidiaries was included, nor is it includible in, the Tax Return of any Relevant Gart Group with any corporation other than such a return of which Gart is the common parent corporation.

    6.15. TITLE TO PROPERTIES; ENCUMBRANCES. Except as described in the following sentence, each of Gart and its Subsidiaries has good, valid and, in the case of real property, marketable title to, or a valid leasehold interest in, all of its material properties and assets (real, personal, tangible and intangible), including, without limitation, all such properties and assets reflected in the consolidated balance sheet of Gart and its Subsidiaries as of January 29, 2000 included in the Gart SEC Documents (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since such date), except for such title or interest the failure of which to have would not have, individually or in the aggregate, a Material Adverse Effect on Gart. Except as described in
Section 6.15 of the Gart Disclosure Schedule, none of such properties or assets are subject to any material Liens (whether absolute, accrued, contingent or otherwise) other than Permitted Liens.

    6.16. INTELLECTUAL PROPERTY. Gart owns or has the right to use all Intellectual Property Rights (other than confidentiality and nondisclosure agreements, license agreements, third-party software generally commercially available on a "shrink wrap" license or similar basis and non-material copyright and trade secret items) now used or presently proposed to be used in the business of Gart and its Subsidiaries (the "Gart Intellectual Property Rights") (without the making of any payment to others or the obligation to grant rights to others in exchange, except as set forth in Section 6.16 of the Gart Disclosure Schedule) in all material respects necessary to the conduct of its business as presently being conducted. To the Knowledge of Gart, Gart has no limitation by contract or imposed by any court on its ability to use the Gart Intellectual Property Rights in any jurisdiction inside or outside the United States in which Gart is engaged in material business activities to the extent of the manner in which such business is currently conducted by Gart in such jurisdiction. Except as set forth in Section 6.16 of the Gart Disclosure Schedule, the validity of the Gart Intellectual Property Rights, the title thereto of Gart, and the authority of Gart to use the Gart Intellectual Property Rights as such Gart Intellectual Property Rights are presently being used in any material manner is not being challenged in any administrative or judicial proceeding to which Gart is a party or, to the Knowledge of Gart, is subject, nor has any such claim been threatened in writing to Gart or any of its Subsidiaries within the preceding three years. To the Knowledge of Gart, the conduct of the business of Gart as now conducted does not infringe or conflict in any material respect with (a) the Trademark Rights or Patent Rights of others, or (b) any other Intellectual Property Rights of others. Gart has, as of the date hereof, and will have as of the Effective Time, satisfied all current requirements necessary to maintain the validity of all Gart Intellectual Property Rights, and the right to use such Gart Intellectual Property Rights in all material respects, necessary to the conduct of Gart's business as it is presently being conducted. Gart has no Knowledge of any use of any Gart Intellectual Property Rights owned by or exclusively licensed to Gart that is now being made, except (i) by Gart or (ii) by any Person duly licensed by it to use the same under a Contract as described in Section 6.16 of the Gart Disclosure Schedule. Except as set forth in Section 6.16 of the Gart Disclosure Schedule, Gart has no Knowledge of any infringement by others of any Gart Intellectual Property Rights. To the Knowledge of Gart, all licenses and other agreements pertaining to the Gart Intellectual Property Rights are in compliance in all material respects with all applicable laws and regulations in all jurisdictions in which Gart conducts any business operations, including, without limitation, those pertaining to remittance of foreign exchange and taxation. The consummation of the transactions contemplated hereby will not alter or impair the rights and interests of Gart in the Gart Intellectual Property Rights, and Gart will have the same rights and interests in the Gart Intellectual Property Rights immediately after the Closing as it will have immediately prior to the Closing.

    6.17. PROVIDED INFORMATION. The information supplied, or to be supplied, by Gart or MergerSub for inclusion in the Registration Statement, the Proxy Statement or any other filing required to be filed with the SEC will not, (i) in the case of the Registration Statement or such other required filing, as applicable, on the date it is filed with the SEC, on the date each amendment or supplement thereto is filed with the SEC, on the date it becomes effective, and as of the Effective Time, and (ii) in the case of the Proxy Statement, on the dates of the mailing of the Proxy Statement by the Company and Gart or on the dates of the Stockholders Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of (A) the Registration Statement, on the date it becomes effective, (B) the Proxy Statement and any amendments or supplements thereto, on their respective dates of mailing, and (C) any other filing required to be filed with the SEC, as of the date thereof, insofar as they relate to or are filed or are deemed to be filed by Gart or any of its Affiliates, will comply in all material respects with all applicable requirements of the Exchange Act. Notwithstanding the foregoing, Gart and MergerSub make no representations with respect to any statement in the foregoing documents based upon, and conforming to, information supplied by the Company for inclusion therein.

    6.18. GART PLANS; ERISA. During the six-year period ending on the Closing Date, neither Gart nor any Gart ERISA Affiliate is or was obligated to make any contributions to any "multi-employer plan," as defined in Section 3(37) of ERISA. No amount is due or owing from Gart or any Gart ERISA Affiliate to any "multi-employer plan," as defined in Section 3(37) of ERISA, on account of any withdrawal therefrom. During the six-year period ending on the Closing Date, neither Gart nor any Gart ERISA Affiliate maintains or maintained, or is or was obligated to contribute to, any plan described in Section 414(j) of the Code or subject to Title IV of ERISA other than a "multi-employer plan," as defined in
Section 3(37) of ERISA, and no such plan subject to Title IV of ERISA has ever been terminated other than in a "standard termination" under Section 4041(b) of ERISA. Neither Gart nor any Gart ERISA Affiliate is subject to any material liability, tax or penalty whatsoever to any Person or agency whomsoever as a result of engaging in a prohibited transaction under ERISA or the Code, and neither Gart nor any Gart ERISA Affiliate has any Knowledge of any circumstances that reasonably might result in any material liability, tax or penalty, including, but not limited to, a penalty under Section 502 of ERISA, as a result of a breach of any duty under ERISA or under other laws. Each Gart Plan that is required to comply with the provisions of Sections 4980B and 4980C of the Code, or with the requirements referred to in Section 4980D(a) of the Code, has complied in all material respects, and, except as required by such sections of the Code, no Gart Plan that is a "welfare benefit plan," as defined in Section 3(1) of ERISA, provides for post-employment benefits. None of the Gart Plans nor any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code, whether or not waived, since the effective date of said Section 412, and no condition has occurred or exists that by the passage of time could be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such Gart Plan. Each of the Gart Plans that is intended to be a qualified plan under
Section 401(a) of the Code has received a favorable determination letter from the IRS, and has been operated substantially in accordance with its terms and with the provisions of the Code. All of the Gart Plans have been administered and maintained in substantial compliance with ERISA, the Code and all other applicable Laws. All contributions required to be made to each of the Gart Plans under the terms of that Gart Plan, ERISA, the Code or any other applicable Laws have been timely made. Other than routine claims for benefits under the Gart Plans, there are no pending, or, to the best Knowledge of Gart, threatened, investigations, proceedings, claims, lawsuits, disputes, actions, audits or controversies involving the Gart Plans, or the fiduciaries, administrators, or trustees of any of the Gart Plans or Gart or any Gart ERISA Affiliate of either as the employer or sponsor under any Gart Plan, with any of the IRS, the Department of Labor, the PBGC, any participant in or beneficiary of any Gart Plan or any other Person whomsoever. Gart knows of no reasonable basis for any such claim, lawsuit, dispute, action or controversy.

    6.19. ENVIRONMENTAL MATTERS. Gart and its Subsidiaries are and at all times have been, and all real property currently or previously owned, leased, occupied, used by or under the control of Gart or any of its Subsidiaries and all operations or activities of Gart and its Subsidiaries (including, without limitation, those conducted on or taking place at any of such Gart Real Property) are and have been, in compliance with and not subject to any Liability or obligation under any applicable Environmental Law or Environmental Permit except where any of the foregoing would not have a Material Adverse Effect on Gart. There is no condition or circumstance regarding Gart or any of its Subsidiaries or their business or any such Gart Real Property or the operations or activities conducted thereon, that, to the Knowledge of Gart, could reasonably be expected to give rise to a violation of, or Liability or obligation under, any applicable Environmental Law or Environmental Permit which would have a Material Adverse Effect on Gart. Neither Gart, any of its Subsidiaries nor, to the Knowledge of Gart, any Person, the acts or omissions of which may be attributable to, the responsibility of, or be the basis of a Liability to, Gart, has, or has arranged to have, any Hazardous Material generated, released, treated, stored or disposed of at, or transported to, any facility or property the remediation or cleanup of which, or the response costs related thereto, could reasonably be expected to become or result in a Material Adverse Effect on Gart. Gart has not received written notice of any allegations, claims, demands, citations, notices of violation, or orders of noncompliance made against Gart relating or pursuant to any Environmental Law or Environmental Permit except those that have been corrected or complied with or that are not material to Gart, and, to the Knowledge of Gart, no such allegation, claim, demand, citation, notice of violation or order of noncompliance is threatened.

    6.20.  LABOR MATTERS.  With respect to employees of Gart and its
Subsidiaries: (a) to the Knowledge of Gart, there are no pending or threatened unfair labor practice charges or employee grievance charges; (b) there is no request for union representation, labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of Gart, threatened against Gart, and there has been no such event during the 18 months preceding the date hereof; and
(c) Gart is not a party to any collective bargaining agreements. Gart is, and since January 29, 2000 has been, in compliance in all material respects with all applicable Laws respecting employment and employment practices and the terms and conditions of employment, wages and hours, including, without limitation, any such Laws respecting employment discrimination, occupational safety and health, and unfair labor practices, except where such failure to comply would not have a Material Adverse Effect on Gart. Gart is not delinquent in any material respect in payments to its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or any amounts required to be reimbursed to such employees.

    6.21. RELATED PARTY TRANSACTIONS. Except as set forth in Section 6.21 of the Gart Disclosure Schedule or as contemplated by the transactions contemplated hereby, no (a) beneficial owner of 10% or more of Gart's outstanding capital stock, (b) officer or director of Gart or (c) any Person (other than Gart) in which any such beneficial owner, officer or director owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such Persons) has any interest in: (i) any Contract, arrangement or understanding with, or relating to, the business or operations of, Gart or any of its Subsidiaries; (ii) any loan, Contract, arrangement, understanding or agreement for, or relating to, indebtedness of Gart or any of its Subsidiaries; or (iii) any property (real, personal or mixed), tangible or intangible, used in the business or operations of the Company or any of its Subsidiaries, excluding any such Contract, arrangement or understanding constituting a Gart Plan.

    6.22.  REAL ESTATE.

           6.22.1. Section 6.22.1 of the Gart Disclosure Schedule sets forth a true, correct and complete list of all real property (including improvements thereon) owned in fee simple by Gart (collectively, the "Gart Owned Real Property"). With respect to each such parcel of Gart Owned Real Property: (a) Gart (either directly or through a Subsidiary) owns fee simple marketable title to such parcel, subject to no Liens other than any Permitted Liens or any Liens set forth in Section 6.22.1 of the Gart Disclosure Schedule; (b) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel; and (c) there are no outstanding actions, rights of first refusal or options to purchase such parcel.

           6.22.2. Section 6.22.2 of the Gart Disclosure Schedule sets forth a true, correct and complete list of all of the leases and subleases ("Gart Leases") and each leased and subleased parcel of real property in which Gart or any of its Subsidiaries is a tenant, subtenant, landlord or sublandlord (collectively, the "Gart Leased Real Property") and for each Gart Lease indicates: (a) whether or not the consent of and/or notice to the landlord thereunder will be required in connection with the transactions contemplated by this Agreement; (b) whether any third party or Gart is the guarantor of the obligations of any Subsidiary of Gart under the Gart Lease and the identity of any such guarantor; (c) its term and any options to extend the term; and (d) the current rent payable as set forth on the rent roll report (it being understood that such amount reported on the rent roll report may not include percentage rent, common area maintenance, tax and insurance amounts payable by Gart under the Gart Lease). Gart (either directly or through a Subsidiary) holds a valid and existing leasehold or subleasehold interest or landlord or sublandlord interest as applicable in the Gart Leased Real Property, under each of the Gart Leases described in Section 6.22.2 of the Gart Disclosure Schedule. With respect to each Gart Lease: (a) the Gart Lease is legal, valid, binding, enforceable and in full force and effect; (b) the Gart Lease will continue to be legal, valid, binding, enforceable and in full force and effect on the same terms and conditions following the Effective Time; (c) neither Gart (or its applicable Subsidiary), nor, to the Knowledge of Gart, any other party to the Gart Lease, is in any material respect in breach or default under the Gart Lease, and no event has occurred that, with notice or lapse of time, would constitute a breach or default in any material respect by Gart (or such Subsidiary) or permit termination, modification or acceleration under the Gart Lease by any other party thereto; (d) Gart (or its applicable Subsidiary) has performed and will continue to perform all of its obligations in all material respects under the Gart Lease; (e) Gart has not, and, to the Knowledge of Gart, no third party has, repudiated any provision of the Gart Lease; (f) there are no disputes, oral agreements or forbearance programs in effect as to the Gart Lease other than those that, individually or in the aggregate, do not constitute a Material Adverse Effect on Gart; (g) the Gart Lease has not been modified in any respect, except to the extent that such modifications are set forth in documents previously delivered or made available to the Company; (h) Gart has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Gart Lease; and (i) each guaranty by Gart is in full force and effect and no default has occurred thereunder.

           6.22.3. The Gart Owned Real Property and the Gart Leased Real Property are referred to collectively herein as the "Gart Real Property." Except as disclosed on Section 6.22.1 or Section 6.22.2 of the Gart Disclosure Schedule, there is no Gart Real Property used by Gart or any of its Subsidiaries in their businesses. To the Knowledge of Gart, each parcel of Gart Real Property is in material compliance with all existing Laws, including, without limitation,
(a) the Americans with Disabilities Act, 42 U.S.C. Section 12102 et seq., together with all rules, regulations and official interpretations promulgated pursuant thereto, and (b) all Laws with respect to zoning, building, fire, life safety, health codes and sanitation. Gart and its Subsidiaries have received no notice of, and have no Knowledge of, any condition currently or previously existing on the Gart Real Property or any portion thereof that may give rise to any violation of, or require any remediation under, any existing Law applicable to the Gart Real Property if it were disclosed to the authorities having jurisdiction over such Gart Real Property other than those (i) arising in the ordinary course of business or (ii) that do not constitute, individually or in the aggregate, a Material Adverse Effect on Gart.

           6.22.4. Gart has not received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, and, to the Knowledge of Gart, there are no such proceedings threatened, affecting any portion of the Gart Real Property. Gart has not received written notice of the existence of any outstanding writ, injunction, decree, Order or judgment or of any pending proceeding, and, to the Knowledge of Gart, there is no such writ, injunction, decree, Order, judgment or proceeding threatened, relating to the ownership, lease, use, occupancy or operation by any person of the Gart Real Property.

           6.22.5. To the Knowledge of Gart, the current use of the Gart Real Property does not violate in any material respect any instrument of record or agreement affecting such Gart Real Property. There are no violations of any covenants, conditions, restrictions, easements, agreements or Orders of any Governmental Entity having jurisdiction over any of the Gart Real Property that affect such Gart Real Property or the use or occupancy thereof other than those that do not, individually or in the aggregate, constitute a Material Adverse Effect on Gart. No damage or destruction has occurred with respect to any of the Gart Real

Property that, individually or in the aggregate, has had or resulted in, or is reasonably likely to have or result in, a Material Adverse Effect on Gart.

           6.22.6. There are currently in effect such insurance policies for the Gart Real Property as are customarily maintained with respect to similar properties. All premiums due on such insurance policies have been paid by Gart, and Gart will maintain such insurance policies from the date hereof through the Effective Time or earlier termination of this Agreement. Gart has not received, and has no Knowledge of, any notice or request from any insurance company requesting the performance of, any work or alteration with respect to the Gart Real Property or any portion thereof. Gart has received no notice from any insurance company concerning, nor does Gart have any Knowledge of, any defects or inadequacies in the Gart Real Property that, if not corrected, would result in the termination of insurance coverage or would increase its cost.

           6.22.7. All buildings and other improvements included within the Gart Real Property (the "Gart Improvements") are, in all material respects, adequate to operate such facilities as currently used, and, to Gart's Knowledge, there are no facts or conditions affecting any of the Gart Improvements that would, individually or in the aggregate, interfere in any significant respect with the current use, occupancy or operation thereof, which interference would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Gart. With respect to the Gart Improvements, Gart has all rights of access that are reasonably necessary for the operation of its business.

           6.22.8. All required or appropriate certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Gart Real Property Permits") of all Governmental Entities having jurisdiction over the Gart Real Property, the absence of which would be reasonably likely to cause a Gart store to cease its operations, have been issued to Gart to enable the Gart Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect. Gart has not received, or been informed by a third party of the receipt by it of, any notice that would be reasonably likely to cause a Gart store to cease its operations from any Governmental Entity having jurisdiction over the Gart Real Property threatening a suspension, revocation, modification or cancellation of any Gart Real Property Permit or requiring any remediation in connection with maintaining any Gart Real Property Permit, and, to the Knowledge of Gart, there is no basis for the issuance of any such notice or the taking of any such action.

    6.23. INSURANCE. Each of Gart and its Subsidiaries maintains insurance policies (the "Gart Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in
the same or similar businesses.    Each Gart Insurance Policy is in full force
and effect and is valid, outstanding and enforceable, and, other than as set forth in Section 6.23 of the Gart Disclosure Schedule, all premiums due thereon have been paid in full. None of the Gart Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) prior to the Effective Time by reason of the transactions contemplated by this Agreement. Each of Gart and its Subsidiaries has complied in all material respects with the provisions of each Gart Insurance Policy under which it is the insured party.
No insurer under any Gart Insurance Policy has cancelled or generally disclaimed Liability under any such policy or, to Gart's

Knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Gart Insurance Policies have been filed in a timely fashion. Since January 6, 1996, there have been no historical gaps in insurance coverage of Gart and/or its Subsidiaries.

    6.24. MERCHANDISE VENDORS. Since January 29, 2000, there has not been any change in relations with any of the major merchandise vendors of Gart and its Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect on Gart.

    6.25. VENDORS AND LANDLORDS; CO-OPERATIVE ADVERTISING CONTRACTS. There are no disputes or disagreements between Gart or any of its Subsidiaries, on the one hand, and any vendor or landlord of Gart or any of its Subsidiaries or any Person that is a party to a co-operative advertising contract with Gart or any of its Subsidiaries, on the other hand, that are pending or, to the Knowledge of Gart, threatened that, in the aggregate and net of the reserve for such disputes and disagreements set forth in the most recent balance sheet (including the notes thereto) included in the Gart SEC Documents, exceed $1,000,000; and Gart is not aware of any basis on which any such material disputes or disagreements could reasonably be expected to arise.

    6.26. STORE CLOSINGS. Except as set forth in Section 6.26 of the Gart Disclosure Schedule, neither Gart nor any of its Subsidiaries have any material Liability of any kind related to the closing of any store with respect to which Gart or any of its Subsidiaries terminated, following January 1, 1990, its leasehold or subleasehold interest.

    6.27. DISCLOSURE. Each representation and warranty made by Gart or MergerSub contained in this Agreement, and the Gart Disclosure Schedule and each certificate prepared or delivered by, or on behalf of, Gart or MergerSub and provided, or to be provided, to the Company in connection herewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

    6.28. TAKEOVER STATUTES. The board of directors of Gart has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated hereby, the restrictions on business combinations set forth in Section 203 of the DGCL. To Gart's Knowledge, no other Takeover Statute applicable to Gart is applicable to the Merger or any of the other transactions contemplated hereby.

    6.29. BROKERS. Except as set forth in Section 6.29 of the Gart Disclosure Schedule, except for fees, commissions and expenses payable to its financial advisor, Stephens, Inc., no broker, finder or financial advisor retained by Gart or MergerSub is entitled to any brokerage, finder's or other fee or commission from Gart or MergerSub in connection with the transactions contemplated by this Agreement.

    6.30. FINANCING. Gart has received, and has delivered to the board of directors of the Company, a copy of a letter dated February 9, 2001 from The CIT Group/Business Credit, Inc., pursuant to which such Person has committed, subject to the terms and conditions set forth therein, to enter into a new credit facility (the "New Credit Facility") providing for loans to Gart and its Subsidiaries of up to $300,000,000. As used in this Agreement, the aforementioned commitment shall be referred to as the "Financing Letter," and the financing to be provided under the New Credit Facility shall be referred to as the "Financing." The Financing Letter contemplates that the New Credit Facility will be executed immediately following the consummation of the transactions contemplated hereby and that, concurrently with such execution, each of the Company Credit Facility and the Gart Credit Facility will be terminated. Gart has no reason to believe that any condition to the Financing contemplated by the Financing Letter will fail to be satisfied in accordance with its terms (it being understood that, in making such representation, Gart is not assuming any responsibility for the representations, warranties and covenants of the Company set forth in this Agreement, which responsibility shall remain solely that of the Company). The aggregate proceeds of the Financing are in an amount sufficient (a) to pay when due, pursuant to the terms and conditions herein, all necessary cash payments to be made by Gart and the Surviving Corporation in connection with the Merger and the other transactions contemplated hereby, (b) to provide a reasonable amount of working capital financing, and (c) to pay related fees and expenses.

    6.31. NO PRIOR ACTIVITIES. MergerSub has not incurred, directly or indirectly, any material Liabilities or obligations except those incurred in connection with its organization or with the negotiation and execution of this Agreement and the performance of the transactions contemplated hereby. Except as contemplated by this Agreement or in connection with the transactions contemplated hereby, MergerSub has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity, and is not subject to or bound by any material obligation or undertaking.

                                  ARTICLE 7.
                                  COVENANTS

    7.1. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as otherwise specifically contemplated by this Agreement, without the prior written consent of Gart, from the date hereof to the Effective Time, each of the Company and its Subsidiaries shall carry on its business in the ordinary and usual course of business and consistent with past practices and shall use its commercially reasonable best efforts to (a) preserve intact its present business organization, (b) maintain in effect all material federal, state and local Permits that are required for the Company or any of its Subsidiaries to carry on its business, (c) keep available the services of its present employees and consultants, and (d) preserve its present relationships with its employees, consultants, customers, lenders, suppliers, licensors, licensees, landlords and others having significant business relationships with it. Without limiting the generality of the foregoing, except as otherwise specifically contemplated by this Agreement or the Company Disclosure Schedule, without the prior written consent of Gart (with respect to which the determination by Gart whether to provide such consent shall not be unreasonably delayed), prior to the Effective Time, the Company shall not, nor shall it permit any of its Subsidiaries to:

          7.1.1. propose or adopt any change in its certificate of incorporation or by-laws or comparable organizational documents;

          7.1.2. (a) merge with or acquire a direct or indirect ownership interest or investment in (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise) any corporation, partnership or other business organization or division thereof; (b) sell, lease or otherwise dispose of a material amount of assets (excluding sales of inventory or other assets in the ordinary course of business consistent with past practices) or securities;
(c) waive, release, grant, or transfer any rights of value that are, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole; (d) modify or change in any material respect any material Permit; (e) incur, assume or prepay any indebtedness for borrowed money except in the ordinary course of business consistent with past practices; (f) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness of any other Person, except in the ordinary course of business consistent with past practices; (g) mortgage, pledge or subject to any Lien (other than any Permitted Lien), charge or other encumbrance any of the Company's or its Subsidiaries' material assets, properties or business, whether tangible or intangible; (h) make any loans, advances or capital contributions to, or investments in, any other Person, except in the ordinary course of business consistent with past practices; (i) authorize any capital expenditure or expenditures not in the ordinary course of business consistent with past practices; (j) pledge or otherwise encumber shares of capital stock of the Company or any of its Subsidiaries; (k) enter into any Contract other than in the ordinary course of business consistent with past practices that would be material to the Company and its Subsidiaries taken as a whole; or (l) amend, modify or waive any material right under any material Contract of the Company or any of its Subsidiaries, except as otherwise permitted by this Agreement;

          7.1.3. enter into any new lease, sublease, assignment or other agreement (other than any service or maintenance agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practices) in respect of the Company Real Property without Gart's prior written consent (which consent may be withheld in Gart's sole and absolute discretion), except as described in Section 7.1 of the Company Disclosure Schedule;

          7.1.4. extend, renew, replace, amend, modify or alter any existing Company Lease (other than in the ordinary course of business and consistent with past practices and this Agreement, provided, that the Company shall provide Gart with 10 days' advance notice of such proposed action and the opportunity to discuss such proposed action with the Company) in respect of the Company Real Property, except as described in Section 7.1 of the Company Disclosure Schedule;

          7.1.5. sell, contribute, assign or create any right, title or interest whatsoever in or to the Company Real Property, or create or permit to exist thereon any Lien (other than any Permitted Lien), charge or encumbrance, or enter into any agreement to do any of the foregoing, without the prior written consent of Gart (which consent may be granted or withheld in Gart's sole and absolute discretion);

          7.1.6. knowingly take any action that would result in any representation or warranty of the Company contained in this Agreement that is qualified as to materiality becoming untrue as of the Effective Time or any representation or warranty not so qualified becoming untrue in any material respect as of the Effective Time;

          7.1.7. split, combine or reclassify any shares of, or declare, set aside or pay any dividend (including, without limitation, an extraordinary dividend) or other distribution (whether in cash, stock or property or any combination thereof) in respect of, any capital stock of the Company or any of its Subsidiaries, or redeem, repurchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, any capital stock of the Company or any of its Subsidiaries;

          7.1.8. adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or employee benefit plan, agreement, trust, fund or other arrangement for the benefit and welfare of any director, officer, employee, agent or consultant providing management services or increase in any manner the compensation or fringe benefits of any director, officer or any class of employees or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the removal of existing restrictions in any benefit plans or agreements); make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether pursuant to a Company Plan or otherwise; or grant, issue, accelerate, pay or accrue, or agree to pay or make any accrual or arrangement for payment of, salary or other payments or benefits pursuant to, or adopt or amend, any new or existing Company Plan; provided, however, that, notwithstanding the foregoing, the Company shall be entitled to increase the compensation of employees, make arrangements with new employees that are not material, and make modifications in incentive programs and personnel policies and procedures for non-officer employees that are not material, in each case in the ordinary course of business consistent in type and amount with past practices; and provided, further, that, notwithstanding the foregoing, the Company shall be entitled to commit to or provide for (a) severance and/or "stay bonus" benefits to employees who are hired after the date hereof and prior to the Effective Time, or (b) increases in benefits to existing employees of the Company or its Subsidiaries as of the date hereof (other than any such employees who have the rank of a corporate-level vice president or a more senior rank), provided that (i) the aggregate amount of all such benefits committed to or provided for the employees under clauses (a) and (b) does not exceed $400,000, (ii) the Company shall commit to or provide for only such benefits as it determines are reasonably necessary to obtain the services of each such employee, and (iii) in the case of increases in benefits to employees under clause (b), the Company shall use commercially reasonable efforts to implement other methods to retain such employees before committing to or providing for such increases.

          7.1.9. except in the ordinary course of business consistent with past practices or as required by applicable Law or GAAP, revalue in any material respect any of its assets on the Company Financials, including writing down the value of inventory in any material manner or writing off notes or accounts receivable in any material manner;

          7.1.10. pay, discharge or satisfy any material claims, Liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practices;

          7.1.11. make any material Tax election, or settle or compromise any material Tax Liability;

          7.1.12. make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, Liabilities or results of operations of the Company;

          7.1.13. authorize for issuance, issue, sell or deliver, or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), any capital stock of the Company or any of its Subsidiaries or equity equivalents;

          7.1.14. adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

          7.1.15. alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure or ownership of any Subsidiary;

          7.1.16.  permit to lapse any material Permits;

          7.1.17. permit to lapse any registrations or applications for material Company Intellectual Property Rights owned, licensed, or used by the Company (provided, that the Company shall use commercially reasonable efforts to provide Gart with at least 10 days' advance notice of such event and the opportunity to discuss such matter with the Company); or

          7.1.18.  agree or commit to do any of the foregoing.

    7.2. CONDUCT OF BUSINESS BY GART PENDING THE MERGER. Except as otherwise specifically contemplated by this Agreement, without the prior written consent of the Company, from the date hereof to the Effective Time, each of Gart and its Subsidiaries shall carry on its business in the ordinary and usual course of business and consistent with past practices and shall use its commercially reasonable best efforts to (a) preserve intact its present business organization, (b) maintain in effect all material federal, state and local Permits that are required for Gart or any of its Subsidiaries to carry on its business, (c) keep available the services of its present employees and consultants, and (d) preserve its present relationships with its employees, consultants, customers, lenders, suppliers, licensors, licensees, landlords and others having significant business relationships with it. Without limiting the generality of the foregoing, except as otherwise specifically contemplated by this Agreement or in the Gart Disclosure Schedule, without the prior written consent of the Company (with respect to which the determination by the Company whether to provide such consent shall not be unreasonably delayed), prior to the Effective Time, Gart shall not, nor shall it permit any of its Subsidiaries to:

          7.2.1. propose or adopt any change in its certificate of incorporation or by-laws or comparable organizational documents;

          7.2.2. (a) merge with or acquire a direct or indirect ownership interest or investment (other than an ownership interest that is not material) in (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise) any corporation, partnership or other business organization or division thereof; (b) sell, lease or otherwise dispose of a material amount of assets (excluding sales of inventory or other assets in the ordinary course of business consistent with past practices) or securities; or (c) waive, release, grant, or transfer any rights of value that are, individually or in the aggregate, material to Gart and its Subsidiaries taken as a whole;

          7.2.3. knowingly take any action that would result in any representation or warranty of Gart contained in this Agreement that is qualified as to materiality becoming untrue as of the Effective Time or any representation or warranty not so qualified becoming untrue in any material respect as of the Effective Time;

          7.2.4. split, combine or reclassify any shares of, or declare, set aside or pay any dividend (including, without limitation, an extraordinary dividend) or other distribution (whether in cash, stock or property or any combination thereof) in respect of, any capital stock of Gart or any of its Subsidiaries, or redeem, repurchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, any capital stock of Gart or any of its Subsidiaries;

          7.2.5. except in the ordinary course of business consistent with past practices or as required by applicable Law or GAAP, revalue in any material respect any of its assets on the Gart Financials, including writing down the value of inventory in any material manner or writing off notes or accounts receivable in any material manner;

          7.2.6. make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, Liabilities or results of operations of Gart;

          7.2.7. authorize for issuance, issue, sell or deliver, or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), any capital stock of Gart or any of its Subsidiaries or equity equivalents; provided, however, that, notwithstanding the provisions of this Section 7.2.7, Gart and its Subsidiaries shall be entitled to (a) issue or grant options to employees, directors and consultants of Gart and its Subsidiaries, and issue capital stock upon the exercise by holders of options to purchase capital stock of Gart, and (b) issue securities of Gart or its Subsidiaries substantially all the net proceeds of which are used to (i) retire indebtedness or other ordinary course or general liabilities of Gart or its Subsidiaries and/or (ii) provide working capital for Gart or its Subsidiaries, provided that any such transactions pursuant to clause (b) shall be on fair market value terms, and further provided that the Company's board of directors shall not have determined in good faith, prior to the consummation of any such transactions pursuant to clause (b), that any such transactions would adversely affect the fairness of the Merger or materially delay the consummation of the Merger, and further provided that Gart shall provide to the Company (x) notice as soon as reasonably practicable following the consummation of any such transactions pursuant to clause (a) (other than issuances of capital stock upon the exercise by holders of options to purchase capital stock of Gart) and (y) notice as soon as reasonably practicable (and, in any event, at least five Business Days) in advance of the consummation of any such transactions pursuant to clause (b);

          7.2.8. adopt a plan of complete or partial liquidation, dissolution or restructuring of Gart or any of its Subsidiaries; or

          7.2.9.  agree or commit to do any of the foregoing.

    7.3. ACCESS AND INFORMATION. Each of Gart and the Company shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to the other party and to such other party's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives (except to the extent not permitted under applicable Law as advised by counsel and except as may be limited by any confidentiality obligation contained in any Contract with a third party) reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records and its properties, plants and personnel and, during such period, shall furnish promptly to the other party a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws. Such access may include reasonable access to employees, books, records and properties necessary to conduct Phase I environmental studies and surveys on Company Owned Real Property. The Company agrees to cooperate reasonably with Gart with respect to transition activities prior to the Effective Time, provided that such activities
(i) do not cause any unreasonable interference with the operation of the Company's business and (ii) do not violate any applicable Laws. The Company shall have provided to Gart prior to the date hereof a true and complete list, as of a current date, of all employees who are employed by the Company at the Company's headquarters and all other employees above the store manager level, such list to include such employees' salaries, wages, other significant compensation (other than benefits under the Company Plans), dates of employment and positions.

    7.4.  NO SOLICITATION.

          7.4.1. The Company agrees that neither it, nor any of its Subsidiaries or Affiliates, nor any of the respective directors, executive officers, agents or representatives of any of the foregoing, will, directly or indirectly, (a) solicit, initiate or encourage (including by way of furnishing information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or the acquisition of all or any significant part of the assets or capital stock (including, but not limited to, a control position voting interest) of the Company or any Subsidiary of the Company (an "Acquisition Transaction"), (b) negotiate or otherwise engage in discussions with any Person with respect to any Acquisition Transaction, or that may reasonably be expected to lead to a proposal for an Acquisition Transaction, or
(c) enter into any agreement, arrangement or understanding (including any letter of intent, agreement in principle or similar agreement) with respect to any such Acquisition Transaction, in the case of each clauses (a), (b) and (c) other than in connection with the transactions with Gart and MergerSub contemplated by this Agreement; provided, however, that, the Company may, in response to a proposal or inquiry that is unsolicited and received by the Company after the date hereof, furnish information to, negotiate or otherwise engage in discussions with any Person (pursuant to a customary confidentiality agreement) that makes or indicates in writing an intention or desire to make, and with respect to whom the board of directors of the Company has concluded in good faith after consultation with its financial advisor is capable of making, a Superior Proposal (as herein defined), if the board of directors of the Company determines in good faith, after consultation with its outside counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the board of directors of the Company under applicable Law and such proposed Acquisition Transaction was not solicited by it in, or did not otherwise result from a, breach of this Section 7.4.1, and the board of directors of the Company complies with the other provisions of this Section 7.4.1; and, provided, further, that, notwithstanding anything to the contrary contained herein, the board of directors of the Company may take and disclose to the Company's stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act, comply with Rule 14d-9 thereunder and make all other disclosures required by applicable Law. Notwithstanding any of the foregoing to the contrary, the Company may engage in discussions with, or provide information to, any Person or group that has made a proposal unsolicited after the date hereof with respect to an Acquisition Transaction for the limited purpose of determining whether such proposal is, or could lead to, a Superior Proposal.

          7.4.2. The Company agrees that, as of the date hereof, it, its Subsidiaries and Affiliates, and the respective directors, executive officers, agents and representatives of any of the foregoing, shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than Gart and its representatives) conducted heretofore with respect to any Acquisition Transaction. The Company agrees to promptly advise Gart of any inquiries or proposals received by, any information requested from, or any negotiations or discussions sought to be initiated or continued with, the Company, its Subsidiaries or Affiliates, or any of the respective directors, executive officers, agents or representatives of any of the foregoing, in each case from a Person (other than Gart, MergerSub and their representatives) with respect to an Acquisition Transaction, and, concurrently with such advisement, to provide to Gart a reasonable summary of the terms of such Acquisition Transaction (including the terms of any financing arrangement or commitment in connection therewith) and the identity of such third Person, and, except as otherwise would be inconsistent with the fiduciary duties of the Company's board of directors under applicable Law, to update on an ongoing basis or upon Gart's reasonable request the status thereof, as well as any actions taken or other developments pursuant to this Section 7.4.2. As used herein, "Superior Proposal" means: (i) a bona fide fully-financed written proposal or offer made by any Person or group (other than Gart or any of its Subsidiaries) with respect to an Acquisition Transaction; or (ii) a bona fide written proposal or offer made by any Person or group (other than Gart or any of its Subsidiaries) with respect to an Acquisition Transaction that would produce a greater value per share of Company Common Stock than the Merger Consideration; provided, that, in the case of either clause (i) or (ii), such proposal or offer would otherwise be on terms that the board of directors of the Company determines in good faith, based on the advice of independent financial advisors and legal counsel, to be more favorable to the Company's stockholders than the transactions contemplated hereby.

    7.5. GOVERNMENTAL ENTITIES. Subject to the terms and conditions provided herein, each of the parties hereto agrees to use its reasonable best efforts to take promptly, or to cause to be taken promptly, all actions and to do promptly, or to cause to be done promptly, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including using reasonable best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required regulatory approvals and consents.

    7.6. BEST EFFORTS. Subject to the terms and conditions provided herein, the Company agrees that it shall use its commercially reasonable best efforts to secure waivers and/or consents from such third parties as may be necessary in the judgment of the Company or Gart in order to consummate the transactions contemplated hereby; provided, however, that, unless requested by Gart, the Company shall not make any payment (or provide any similar non-monetary benefit) to a third party (other than any such payment or benefit that is de minimis in amount) in connection with securing any waiver or consent from such third party without the prior written approval of Gart.

    7.7. CERTAIN FILINGS UNDER SECURITIES LAWS. As soon as reasonably practicable after the date hereof, the Company and Gart shall prepare and file with the SEC the Registration Statement (including the Proxy Statement in preliminary form) and any other filing required to be filed with the SEC. The Company and Gart shall each use its reasonable best efforts to have the Proxy Statement and any other such required filing cleared by the SEC and the Registration Statement declared effective as soon as practicable. The Company and Gart shall, as promptly as practicable (or at such other time as may be mutually agreed by the Company and Gart), cause the Proxy Statement in definitive form to be mailed to its respective stockholders. The Company shall furnish Gart with all information concerning the Company and the holders of its capital stock and shall take such other action as Gart may reasonably request in connection with the Registration Statement, the Proxy Statement and any other filing required to be filed with the SEC. If, at any time prior to the Effective Time, any event or circumstance relating to the Company (including any of its Subsidiaries or any of the officers or directors of the Company or its Subsidiaries) or to Gart (including any of its Subsidiaries or any of the officers or directors of Gart or its Subsidiaries) should be discovered by such party that should be set forth in an amendment or a supplement to the Registration Statement, the Proxy Statement or any other filing required to be filed with the SEC, such party shall promptly inform the other party thereof and shall take appropriate action in respect thereof.

    7.8. STOCKHOLDERS MEETINGS. Each of Gart and the Company, acting through its board of directors, shall, subject to and in accordance with applicable Law and its certificate of incorporation and by-laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date on which the Registration Statement becomes effective a Stockholders Meeting for the purpose of voting (i) in the case of the Company, to adopt this Agreement and approve the Merger and (ii) in the case of Gart, to approve the issuance of Gart Common Stock in connection with the Merger. Except to the extent required for the discharge by the board of directors of the Company of its fiduciary duties under applicable Law and subject to Section 7.4, the board of directors of the Company shall recommend the adoption of this Agreement and the approval of the Merger by the

Company's stockholders at the Company Stockholders Meeting and the board of directors of Gart shall recommend the approval of the issuance of Gart Common Stock contemplated hereby by Gart's stockholders at the Gart Stockholders Meeting.

    7.9.   HSR NOTIFICATION.

           7.9.1. FILINGS. As soon as reasonably practicable, each of the Company and Gart shall file, or cause its Ultimate Parent Entity (as defined in the HSR Act) to file, with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice pursuant to the HSR Act, the notification and documentary material required in connection with the transactions contemplated hereby.

           7.9.2. COOPERATION. The Company and Gart shall use their reasonable best efforts to obtain early termination of the applicable waiting period under the HSR Act. The Company and Gart shall promptly file, or cause to be filed, any additional information requested as soon as reasonably practicable after receipt of a request for additional information. The parties hereto will coordinate and cooperate with one another in exchanging such information and providing such reasonable assistance as may be requested in connection with such filings. Notwithstanding any provision in this Agreement to the contrary, neither MergerSub nor Gart shall be required to agree to any divestiture by Gart or the Company (or any Subsidiary or Affiliate of Gart or the Company) of shares of capital stock or of any business, assets or property of Gart or the Company (or any Subsidiary or Affiliate of Gart or the Company), or to the imposition of any material limitation on the ability of any of them to conduct its business or to own or exercise control of its assets, properties or capital stock.

    7.10. FINANCIAL STATEMENT DELIVERIES. As soon as is reasonably practicable and in no event later than 15 Business Days from the last day of each fiscal month between the date hereof and the Closing Date, each of the Company and Gart shall prepare and provide to the other party the monthly financial reports routinely prepared for management of such party, utilizing the same format and methodology used in preparing such reports as are provided internally to management of such party (provided, however, that, if the end of the fiscal quarter of such party occurs in such fiscal month, then such party shall provide to the other party such reports no later than 45 days from the last day of such fiscal month, and, if the end of the fiscal year of such party occurs in such fiscal month, then such party shall provide to the other party such reports no later than 90 days from the last day of such fiscal month). As soon as reasonably practicable between the date hereof and the Closing Date, each of the Company and Gart shall deliver any Form 10-Q or Form 10-K, including any amendments thereto, prepared or filed by such party.

    7.11. FINANCING. Each of Gart and MergerSub shall use good faith commercially reasonable efforts to obtain the Financing, on terms reasonably consistent with those contained in the Financing Letter. The Company agrees to provide, and will use commercially reasonable efforts to cause its Subsidiaries, officers, employees, representatives and advisors (including legal and accounting advisors) to provide, all cooperation reasonably requested by Gart in connection with the Financing. Gart will promptly provide to the Company written notice of any fact or occurrence that might reasonably be expected to cause any conditions of the Financing Letter not to be satisfied.

    7.12.  DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION.

           7.12.1. Gart and the Company agree that all rights to indemnification, exculpation, advancement of expenses and the like now existing in favor of any director or officer of the Company and its Subsidiaries (the "Indemnified Parties") as provided in their respective charters or by-laws, or in an agreement set forth in Section 7.12.1 of the Company Disclosure Schedule between an Indemnified Party and the Company or one of its Subsidiaries, are contract rights and shall survive the Merger. In addition, and without limiting the foregoing, Gart and the Surviving Corporation shall indemnify all Indemnified Parties to the fullest extent permitted by applicable Law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its Subsidiaries, or as trustees or fiduciaries of any plan for the benefit of employees, occurring at or prior to the Effective Time, including, without limitation, the transactions contemplated by this Agreement. Without limiting the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any Action in connection with any matter, including, without limitation, the transactions contemplated by this Agreement, occurring at or prior to, and including, the Effective Time, Gart and the Surviving Corporation will pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith so long as such party shall enter into an undertaking with Gart and the Surviving Corporation to reimburse Gart and the Surviving Corporation, to the extent required by applicable Law, for all amounts advanced if a court of competent jurisdiction shall ultimately determine, in a judgment that is not subject to appeal or review, that indemnification of such Indemnified Party is prohibited by applicable Law. Gart and the Surviving Corporation shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 7.12.1.

           7.12.2. Gart and the Surviving Corporation shall cause to be maintained in effect for six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided, that Gart and the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are no less advantageous to the Indemnified Parties, and, provided, that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and, provided, further, that Gart and the Surviving Corporation shall not be required to pay an annual premium in excess of 200% of the last annual premium paid by the Company prior to the date hereof, and, if Gart and the Surviving Corporation are unable to obtain the insurance required by this Section 7.12.2, then Gart and the Surviving Corporation shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

    7.13.  OPTIONS.

           7.13.1. Prior to the Effective Time, the Company, by a resolution duly adopted by its board of directors, shall (except as hereinafter provided) cause all Options outstanding under the Company's 1993 Non-Employee Director Plan to be cancelled, subject to the right of holders of such Options to exercise such Options during the thirty-day period preceding the Closing, as provided in and in accordance with the provisions of the 1993 Non-Employee Director Plan. In addition, prior to the Effective Time, the Company, by a resolution duly adopted by its board of directors, shall (except as hereinafter provided) cause all Options and shares of restricted stock outstanding under the Company's 1994 Omnibus Plan to be transferred and delivered to the Company in exchange for the payment of the value of such Options and shares of restricted stock, as provided in and in accordance with the provisions of the 1994 Omnibus Plan.

           7.13.2. Notwithstanding any provision of Section 7.13.1: (a) with respect to Options outstanding under any of the Stock Option Plans, the Company's board of directors may, in its discretion, adopt amendments to such plans and/or cause the Company to enter into amendments to stock option agreements governing such Options, in order to permit such Options to be exercised immediately prior to the Effective Time, such exercise(s) to be contingent upon the occurrence of the Closing; (b) with respect to Options outstanding under the 1993 Non-Employee Director Plan, the Company's board of directors may, in its discretion, adopt amendments to such plan and/or cause the Company to enter into amendments to stock option agreements governing such Options, in order to permit such Options to be cancelled at the Effective Time in accordance with Section 2.6; and (c) with respect to shares of restricted stock outstanding under the 1994 Omnibus Plan, the Company's board of directors, may, in its discretion, prior to the initial filing of the Registration Statement, adopt amendments to such plan and/or cause the Company to enter into amendments to restricted stock grant agreements governing such shares in order to permit such shares to be cancelled and converted into the right to receive the Merger Consideration at the Effective Time in accordance with this Agreement.

           7.13.3. With respect to Options that are not exercised, or that are not transferred and delivered to the Company, in accordance with their terms or pursuant to Section 7.13.1 or 7.13.2, the Company shall use its reasonable best efforts to obtain the cancellation thereof as set forth in Section 2.6.

           7.13.4. The Company shall have the right to advance (without interest) to any holder of any Option, effective immediately prior to the Effective Time, the amount necessary for such holder to exercise such Option (provided that any such advance shall be contingent upon the consummation of the transactions contemplated hereby); and, if any portion of such amount so advanced remains unpaid at the Effective Time, then the terms of each such advance shall permit Gart or the Surviving Corporation to withhold from the Cash Consideration payable to such holder the advanced amount that such holder has not repaid (and, to the extent that such Cash Consideration is less than the sum of (a) any such unpaid portion and (b) any amount that Gart or the Surviving Corporation is required under the Code or any provision of any applicable Law to deduct and withhold from the amount otherwise payable to such holder, then the terms of each such advance shall permit Gart or the Surviving Corporation to withhold Stock Consideration (each share of Gart Common Stock being valued at the Closing Sale Price) in an amount that (together with the Cash Consideration) equals such sum).

     7.14. EMPLOYEE BENEFITS. Following the Effective Time, Gart and the Surviving Corporation shall (i) subject to Section 7.22, continue each Company Plan until at least the earlier of (a) 60 days following the Closing and (b) the date that Gart makes a corresponding plan available to employees of the Surviving Corporation who were employed by the Company or any of its Subsidiaries at the Effective Time, and
(ii) cause to be provided, to each of the employees who was employed by the Company or any of its Subsidiaries at the Effective Time and who continues to be employed by the Surviving Corporation or any Affiliate of the Surviving Corporation on the sixtieth day following the Closing ("Employee"), benefits (including, without limitations, benefits under each Company Plan and Company benefit plan) that, taken as a whole, are no less favorable to the Employee than the benefits provided the Employee by the Company and its Subsidiaries immediately prior to the Effective Time unless any of the benefits provided to comparable employees by Gart would be significantly more favorable to the Employee in which event such more favorable benefits will be provided to the Employee as soon as reasonably practicable. Each of Gart and the Surviving Corporation and its Affiliates shall credit Employees with any amounts paid for the calendar year under the Company's medical and dental plans prior to the transition to a new medical or dental program toward satisfaction of the applicable deductible amounts and copayment and deductible maximums under any new medical or dental program. With respect to each Employee, each of Gart and the Surviving Corporation and its Affiliates shall treat service considered by the Company or its Subsidiaries as service with the Company or its Subsidiaries as service with each of Gart and the Surviving Corporation or its Affiliates for purposes of employee benefits and fringe benefits, including, without limitation, vacation benefits, waiting periods, vesting requirements and pre-existing conditions limitations. Notwithstanding anything in the foregoing to the contrary: (a) none of Gart, the Surviving Corporation and any Affiliate thereof shall be required under the terms of this Agreement to provide (i) severance benefits or other benefits related to termination of employment, or "stay bonuses" or similar benefits (except that the Surviving Corporation shall pay the benefits to be provided pursuant to plans adopted by the Company prior to the date hereof and disclosed in Section 5.18.8 of the Company Disclosure Schedule), (ii) sick leave or similar benefits, or (iii) benefits (other than benefits described in Section 7.13 of this Agreement) under equity incentive plans, consistent with or otherwise with reference to any preexisting Company Plan or Company benefit plan (i.e., benefits, if any, in these categories shall be governed exclusively by plans made available by Gart and its Affiliates); (b) none of Gart, the Surviving Corporation and any Affiliate thereof shall be obligated to continue any particular Company Plan or Company benefit plan (except as set forth in Section 7.14 of the Company Disclosure Schedule); and
(c) the requirements of this Section 7.14 shall remain in effect for a period of twelve months following the Effective Time and then shall expire. The parties hereto agree and acknowledge that this Section 7.14 does not constitute an agreement to continue the employment of any particular Employee or Employees of the Company or any of its Subsidiaries; rather, all Employees will be subject to generally applicable Gart policies concerning employment (including the status of employment as "at will"). For the avoidance of doubt, the parties agree that the provisions of Section 10.7 are expressly intended to be applicable to this
Section 7.14.

    7.15. ANTITAKEOVER STATUTES. If any Takeover Statute (as defined below) is or may become applicable to the transactions contemplated hereby, the board of directors of the Company will grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and will otherwise act to eliminate the effects of any Takeover Statute on any of the transactions contemplated hereby. For purposes of this Agreement, a

"Takeover Statute" means a "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States, including Section 203 of the DGCL.

    7.16. NOTIFICATION OF CERTAIN MATTERS. Each of Gart and the Company shall give prompt notice to the other of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date hereof and prior to the Effective Time, under any Contract material to the financial condition, properties, business or results of operations of such party taken as a whole to which such party, or any Subsidiary of such party, is a party or is subject; and (b) any material adverse change in the condition (financial or other), properties, assets, business, results of operations or prospects of it and its Subsidiaries taken as a whole, or the occurrence of any event that, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each of Gart and the Company shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated hereby. In the event that, at any time prior to the Closing, the Company becomes aware of any matter that, if existing or known as of the date hereof, would have been required to be set forth or described in the Company Disclosure Schedule or would otherwise have rendered any representation or warranty of the Company or any of its Subsidiaries set forth herein false, the Company shall promptly provide written notice of such matters to Gart. In the event that, at any time prior to the Closing, Gart becomes aware of any matter that, if existing or known as of the date hereof, would have been required to be set forth or described in the Gart Disclosure Schedule or would otherwise have rendered any representation or warranty of Gart or any of its Subsidiaries set forth herein false, Gart shall promptly provide written notice of such matters to the Company. However, no such notice provided under this Section 7.16 shall be deemed to cure any breach of any representation or warranty made herein, whether for purposes of determining whether or not the conditions set forth in Article 8 have been satisfied or otherwise.

    7.17. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, Gart or MergerSub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, Gart or MergerSub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired, or to be acquired, by the Surviving Corporation as a result of, or in connection with, the transactions contemplated hereby.

    7.18. FURTHER ACTION; REASONABLE COMMERCIAL EFFORTS. Subject to the terms and conditions hereof, each party hereto shall use its reasonable commercial efforts to take, or to cause to be taken, all appropriate action, and to do, or to cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby.

    7.19. TAX-FREE REORGANIZATION TREATMENT. None of Gart, MergerSub and the Company shall take, or cause to be taken, any action, whether before or after the Effective Time, that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368 of the Code. Each of the Company and Gart agrees to, and agrees to cause its respective Subsidiaries to, vigorously and in good faith defend all challenges to the treatment of the reorganization as described in this Section 7.19.

    7.20. DELIVERY OF OPINION OF FINANCIAL ADVISOR. The Company agrees to deliver to Gart a true and complete copy of the written opinion of Financo, Inc. (if not already so delivered), promptly following the execution and delivery of this Agreement.

    7.21. PUBLIC ANNOUNCEMENTS. Each of Gart and the Company agrees that, except as may be required by applicable Law as advised by its respective counsel, it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the transactions contemplated hereby without obtaining the approval of the other party (which approval shall not be unreasonably withheld).

    7.22. TERMINATION OF 401(K) SAVINGS PLAN. If Gart requests in writing (which such request shall be delivered to the Company no later than 10 Business Days prior to the Effective Time), then: (i) the board of directors of the Company shall adopt resolutions terminating, effective as of the day prior to the Closing Date, any Company Plan that is intended to meet the requirements of
Section 401(k) of the Code, and that is sponsored, or contributed to, by the Company or any Company ERISA Affiliate; and (ii) at the Closing, the Company shall provide to Gart (a) executed resolutions of the board of directors of the Company authorizing such termination, and (b) an executed amendment to the Company Plan that is sufficient to assure compliance with all applicable requirements of the Code so that the tax-qualified status of the Company Plan will be maintained at the time of termination.

    7.23. NASDAQ LISTING. Gart agrees to cause the listing on the Nasdaq National Market at the Effective Time of the shares of Gart Common Stock issuable pursuant to this Agreement in the Merger, subject to official notice of issuance.

    7.24. BOARD OF DIRECTORS. Prior to the initial filing of the Proxy Statement with the SEC, the board of directors of the Company shall identify two individuals as designees to serve on Gart's board of directors (collectively, the "Designated Directors"). Gart shall cause each of the Designated Directors to be elected or appointed as members of Gart's board of directors effective as of the Effective Time. Gart agrees to use commercially reasonable efforts to cause its directors, subject to their fiduciary duties, to ensure that each of the Designated Directors will be appointed or nominated for election to Gart's board of directors at Gart's 2001 annual meeting of stockholders and at Gart's 2002 annual meeting of stockholders. In the event that one of the Designated Directors is unable or unwilling to serve as a member of Gart's board of directors, then a replacement nominee shall be chosen by the other Designated Director, and Gart will use commercially reasonable efforts to cause its directors, subject to their fiduciary duties, to ensure the election thereof. In the event that both of the Designated Directors are unable or unwilling to serve as members of Gart's board of directors, then Gart shall use commercially reasonable efforts to have the individuals who were members of the Company's board of directors immediately prior to the Effective Time choose replacement nominees, and Gart will use commercially reasonable efforts to cause its directors, subject to their fiduciary duties, to ensure the election thereof. Notwithstanding anything in this Agreement to the contrary, Gart shall have no obligation to cause its directors to appoint or nominate for election any of the Designated Directors to Gart's board of directors at Gart's 2003 annual meeting of stockholders or thereafter.

    7.25. REGISTRATION RIGHTS. Gart agrees to enter into, as of the Effective Time, a registration rights agreement (the "Registration Rights Agreement") with certain holders of Company Common Stock substantially in the form attached hereto as Exhibit C.

    7.26. REAL ESTATE MATTERS. The Company agrees to cooperate with Gart in providing any notices of the transactions contemplated hereby that are required to be delivered prior to the consummation of the transactions contemplated hereby under the terms of the Company Leases to the applicable landlords.

                                  ARTICLE 8.
                             CONDITIONS OF MERGER

    8.1. GENERAL CONDITIONS. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

           8.1.1. NO LAW OR ORDERS. No Law or Order shall have been enacted, entered, issued or promulgated by any Governmental Entity (and be in effect) that prohibits the consummation of the transactions contemplated hereby.

           8.1.2. HSR ACT. Any applicable waiting period under the HSR Act shall have expired or shall have been terminated with respect to the transactions contemplated hereby.

           8.1.3. LEGAL PROCEEDINGS. No Governmental Entity shall have initiated proceedings to restrain or prohibit the transactions contemplated hereby or to force rescission, unless such Governmental Entity shall have withdrawn and abandoned any such proceedings prior to the time that otherwise would have been the Closing Date.

           8.1.4.  STOCKHOLDER APPROVAL.

           (a) This Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by the requisite vote of the holders of the outstanding capital stock of the Company entitled to vote thereon at the Company Stockholders Meeting.

           (b) The issuance of Gart Common Stock contemplated hereby shall have been approved by the requisite vote of the holders of the outstanding capital stock of Gart entitled to vote thereon at the Gart Stockholders Meeting.

           8.1.5. REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC.

           8.1.6. REGULATORY APPROVAL. All regulatory approvals or waivers required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, other than those the failure of which to be obtained or maintained would not have, or reasonably be expected to have, a Material Adverse Effect on the Company or Gart, and no such approvals or waivers shall contain any conditions, restrictions or requirements that would, following the Effective Time, have a Material Adverse Effect on Gart or the Surviving Corporation.

           8.1.7. PERMITS AND APPROVALS. Each party hereto shall have obtained all Permits and approvals that are legally required to be obtained by such party or its Subsidiaries from any Governmental Entity prior to consummation of the transactions contemplated hereby, which if not obtained, individually or in the aggregate, would have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole.

           8.1.8. CLOSING SALE PRICE. The Closing Sale Price shall not be less than $7.00.

    8.2. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, unless waived in writing by the Company:

           8.2.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS.

           (a) The representations and warranties of Gart and MergerSub contained in this Agreement shall be true and correct except where the failure to be true and correct would not have a Material Adverse Effect on Gart and its Subsidiaries taken as a whole (it being understood that, notwithstanding anything to the contrary contained in this Agreement, for the sole purpose of determining whether there has been a Material Adverse Effect as a result of any inaccuracy of a representation or warranty of Gart or MergerSub, such representation or warranty shall be read as if it were not qualified by "material" or "Material Adverse Effect"), in each case on the date hereof and at the Effective Time (unless the representations and warranties address matters as of a particular date, in which case they shall remain true and correct in all respects as of such date).

           (b) Each of Gart and MergerSub shall have performed or complied in all material respects with all covenants contained in this Agreement or in any agreement, certificate or instrument to be executed by such party pursuant hereto required to be performed or complied with by such party either at or prior to the Closing.

           8.2.2. DELIVERIES. Each of Gart and MergerSub shall have delivered, or shall have caused to be delivered, to the Company at or prior to the Closing the following:

           (a) certified copies of the resolutions duly adopted by (i) the board of directors of Gart approving the Merger and the issuance of Gart Common Stock contemplated hereby and (ii) the holders of Gart Common Stock approving the issuance of Gart Common Stock contemplated hereby;

           (b) such other documents, instruments or certificates as shall be reasonably requested by the Company or its counsel; and

           (c) a certificate of (i) the chief executive officer, the president or any vice president of such party and (ii) the secretary or any assistant secretary of such party, certifying to the matters set forth in Sections 8.2.1(a) and (b) above with respect to such party.

           8.2.3. GART ADVERSE CHANGES. There shall not have occurred after the date hereof any events or circumstances that, individually or in the aggregate, have had or are reasonably expected to have a Material Adverse Effect on Gart.

           8.2.4. TAX OPINIONS. The Company shall have received opinions in form and substance reasonably satisfactory to it from Grant Thornton LLP to the Company, dated as of the date hereof and as of the Closing Date, each substantially to the effect that the Merger should be treated as a reorganization within the meaning of Section 368(a) of the Code, subject to assumptions or representations including those of the Company and Gart typical to opinions of this nature and reasonably acceptable to Grant Thornton LLP.

           8.2.5. COMFORT LETTERS. The Company shall have received from Gart's independent certified public accountants customary comfort letters dated (a) the date of the effectiveness of the Registration Statement and (b) shortly prior to the Closing Date, in each case with respect to certain financial information regarding Gart and in the form customarily issued by such accountants at such time in transactions of this type.

           8.2.6. THIRD PARTY CONSENTS. Gart shall have received all consents from third parties, and shall have delivered in a timely manner all notices to third parties, that, if not so received or delivered, as applicable, prior to the consummation of the transactions contemplated hereby, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Gart or the Surviving Corporation.

     8.3. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF GART AND MERGERSUB. The obligations of Gart and MergerSub to effect the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, unless waived in writing by Gart:

           8.3.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS.

           (a) The representations and warranties of the Company contained in this Agreement shall be true and correct except where the failure to be true and correct would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole (it being understood that, notwithstanding anything to the contrary contained in this Agreement, for the sole purpose of determining whether there has been a Material Adverse Effect as a result of any inaccuracy of a representation or warranty of the Company, such representation or warranty shall be read as if it were not qualified by "material" or "Material Adverse Effect"), in each case on the date hereof and at the Effective Time (unless the representations and warranties address matters as of a particular date, in which case they shall remain true and correct in all respects as of such date).

           (b) The Company shall have performed or complied in all material respects with all covenants contained in this Agreement or in any agreement, certificate or instrument to be executed by the Company pursuant hereto required to be performed or complied with by the Company either at or prior to the Closing.

           8.3.2. DELIVERIES. The Company shall have delivered, or shall have caused to be delivered, to Gart at or prior to the Closing the following:

           (a) certified copies of the resolutions duly adopted by the board of directors of the Company and by the holders of Company Common Stock adopting this Agreement and approving the Merger;

           (b) such other documents, instruments or certificates as shall be reasonably requested by Gart or its counsel; and

           (c) a certificate of (i) the chief executive officer, the president or any vice president of the Company and (ii) the secretary or any assistant secretary of the Company, certifying to the matters set forth in Section 8.3.1(a) and (b) above.

           8.3.3. COMPANY ADVERSE CHANGES. There shall not have occurred after the date hereof any events or circumstances that, individually or in the aggregate, have had or are reasonably expected to have a Material Adverse Effect on the Company.

           8.3.4. TAX OPINIONS. Gart shall have received opinions in form and substance reasonably satisfactory to it from Deloitte & Touche LLP to the Company, dated as of the date hereof and as of the Closing Date, each substantially to the effect that the Merger should be treated as a reorganization within the meaning of Section 368(a) of the Code, subject to assumptions or representations including those of Gart and the Company typical to opinions of this nature and reasonably acceptable to Deloitte & Touche LLP.

           8.3.5. COMFORT LETTERS. Gart shall have received from the Company's independent certified public accountants customary comfort letters dated (a) the date of the effectiveness of the Registration Statement and (b) shortly prior to the Closing Date, in each case with respect to certain financial information regarding the Company and in the form customarily issued by such accountants at such time in transactions of this type.

           8.3.6. FINANCING. The Financing shall have been consummated on terms reasonably consistent with those contained in the Financing Letter, and each of the Company Credit Facility and the Gart Credit Facility shall have been terminated (it being acknowledged that if the parties to the Financing Letter (other than Gart) are prepared to perform as contemplated thereby, but Gart is unwilling to complete the Financing on terms reasonably consistent with those contained in the Financing Letter, the condition contained in this Section 8.3.6 shall be deemed to have been satisfied).

           8.3.7. THIRD PARTY CONSENTS. The Company shall have received all consents from third parties, and shall have delivered in a timely manner all notices to third parties, (i) that are identified as required pursuant to
Section 8.3.7 of the Company Disclosure Schedule, and (ii) (with respect to any consent or notice not so identified pursuant to clause (i) above) that, if not so received or delivered, as applicable, prior to the consummation of the transactions contemplated hereby, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Gart or the Surviving Corporation.

           8.3.8. DISSENTING SHARES. The aggregate number of Dissenting Shares shall not equal 6% or more of the shares of Company Common Stock outstanding as of the record date for the Company Stockholders Meeting or at the Effective Time.

           8.3.9. CANCELLATION OF OPTIONS. The Company shall have obtained the cancellation of the Options as set forth in Section 2.6 and received any necessary agreements, approvals or consents from the holders thereof.

                                  ARTICLE 9.
                                  TERMINATION

    9.1. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time (notwithstanding any adoption of this Agreement or approval of the Merger by the stockholders of the Company or any approval of the issuance of Gart Common Stock contemplated hereby by the stockholders of Gart):

           9.1.1. MUTUAL CONSENT. By mutual written consent of Gart, MergerSub and the Company;

           9.1.2.  BY GART.  By Gart, if: (a) any of the conditions set forth in
Section 8.1 or 8.3 shall have become incapable of fulfillment (other than as a result of a breach of this Agreement by Gart or MergerSub); or (b) the board of directors of the Company or any committee thereof fails to recommend, withdraws or modifies, or resolves to withdraw or modify, its recommendation of this Agreement and the transactions contemplated hereby, or approves a Superior Proposal, whether or not in compliance with Section 7.4;

           9.1.3. BY THE COMPANY. By the Company, if (a) any of the conditions set forth in Section 8.1 or 8.2 shall have become incapable of fulfillment (other than as a result of a breach of this Agreement by the Company); or (b) the board of directors of the Company has approved a Superior Proposal in accordance with the terms of Section 7.4; or (c) the board of directors of the Company withdraws its recommendation of the transactions contemplated hereby in accordance with the terms of Section 7.4; or (d) Gart shall have been notified in writing by The CIT Group/Business Credit, Inc. of its withdrawal of the Financing Letter, or of its inability or unwillingness to provide the Financing contemplated thereby, and within sixty (60) days following the date of such written notification Gart does not either (i) cause the Financing Letter to be reinstated or (ii) secure a new financing letter with alternative financial institution(s) on terms and conditions at least as favorable to Gart and the Company as those contained in the Financing Letter;

           9.1.4. TERMINATION DATE. By either Gart or the Company, if the transactions contemplated hereby are not consummated on or before the date that is six months after the date hereof, but only if the failure to consummate such transactions on or before such date did not result from the breach of any representation, warranty or agreement herein of the party seeking termination (or any of its Subsidiaries);

           9.1.5. BREACH OF COVENANT. By either Gart or the Company, if the other party (or any of such other party's Subsidiaries) shall be in material breach of any of its covenants contained in this Agreement and such breach either is incapable of cure or is not cured within 20 Business Days after notice from the party wishing to terminate; provided, that the party seeking such termination (or any of such party's Subsidiaries) shall not also then be in material breach of this Agreement; and, provided, further, that any material breach of the provisions of Section 7.4 shall entitle Gart to an immediate right to termination without any notice or cure requirement;

           9.1.6. BREACH OF REPRESENTATIONS AND WARRANTIES. By either Gart or the Company, if the other party (or any of such other party's Subsidiaries) shall be in breach of any of its representations or warranties contained in this Agreement, which breach, individually or together with all other breaches, is reasonably expected to have a Material Adverse Effect on such party, and such breach either is incapable of cure or is not cured within 20 Business Days after notice from the party wishing to terminate; provided, that the party seeking such termination (or any of its Subsidiaries) shall not also then be in material breach of this Agreement; or

           9.1.7. ORDER OR ACTION BY GOVERNMENTAL ENTITY. By either Gart or the Company, if a Governmental Entity shall have issued a non-appealable final Order or shall have taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby (provided, that, (a) if the party seeking to terminate this Agreement (or any of its Subsidiaries) pursuant to this Section 9.1.7 is subject to such Order, it shall have used all reasonable efforts to have such Order removed, and
(b) the right to terminate this Agreement under this Section 9.1.7 shall not be available to a party if such party (or any of such party's Subsidiaries) has not complied with its obligations under Section 7.5 and such noncompliance materially contributed to the issuance of any such Order or the taking of any such action).

    9.2. MANNER AND EFFECT OF TERMINATION. Termination shall be effected by the giving of written notice to that effect by the party seeking termination. If this Agreement is validly terminated and the transactions contemplated hereby are not consummated, then this Agreement shall become null and void and of no further force and effect and no party shall be obligated to any other party hereunder; provided, however, that termination shall not affect (a) the rights and remedies available to a party as a result of the breach by the other party or parties hereunder (provided, that the provisions of Section 9.3 shall constitute the exclusive legal remedy of the parties hereto with respect to the matters described therein other than intentional breaches of covenants; without limiting the generality of the foregoing, the payment by the Company of the Termination Fee and the Gart Expenses pursuant to Section 9.3 shall constitute the exclusive legal remedy of Gart and MergerSub in the event of the Company's acceptance of a Superior Proposal or the withdrawal by the board of directors of the Company of its recommendation of adoption and approval of this Agreement and the transactions contemplated hereby, each as contemplated by Section 7.4), (b) the provisions of Sections 5.30, 6.29, 10.1, 10.2, 10.4 and 10.11 or this
Section 9.2, or (c) the obligations of the parties hereto pursuant to Section
9.3. The Company and Gart further agree that, for a period of two years from the date of any termination of this Agreement in accordance with this Article IX, neither party will offer employment to, or hire any of, the employees (other than any store employees whose rank is junior to that of a store manager) of the other party (or any Subsidiary thereof) with whom it has had contact or who became known to the party in connection with the transactions contemplated hereby.

    9.3.  CERTAIN PAYMENTS UPON TERMINATION.

          9.3.1.  In the event that:

          (a) the Company terminates this Agreement under (i) Section 9.1.3(a), based upon a failure of the condition expressed in Section 8.1.4(a),
          (ii) Section 9.1.3(b) or (iii) Section 9.1.3(c); or

          (b) Gart terminates this Agreement under (i) Section 9.1.2(a), based upon a failure of the condition expressed in Section 8.1.4(a), or (ii)
          Section 9.1.2(b); or

          (c) (i) Gart terminates this Agreement under (A) Section 9.1.2(a), based upon a failure of the condition expressed in Section 8.3.1(a) or a failure of the condition expressed in Section 8.3.1(b), or (B)
          Section 9.1.5, or (C) Section 9.1.6, and (ii) the Company enters into an agreement to consummate an Acquisition Transaction with any Person (other than Gart or any Affiliate of Gart) within twelve (12) months of the effective date of such termination and consummates such Acquisition Transaction thereafter, then upon the consummation of such Acquisition Transaction;

the Company shall pay to Gart a termination fee in the amount of $3,000,000 (the "Termination Fee").

           9.3.2. In any event in which the Termination Fee becomes payable, the Company shall also pay to Gart all documented out-of-pocket fees and expenses (including those of counsel, accountants and other advisors and consultants and in connection with the negotiation and execution of the New Credit Facility) incurred by any of Gart, MergerSub and their Affiliates in connection with the transactions contemplated by this Agreement (the "Gart Expenses"); provided, however, such Gart Expenses shall not exceed $1,500,000. Notwithstanding the foregoing, in the event that Gart terminates this Agreement as described in clause 9.3.1(c)(i), then Gart Expenses shall be payable by the Company immediately, whether or not the condition expressed in clause 9.3.1(c)(ii) is satisfied. In the event that (a) Gart terminates this Agreement under Section 9.1.2(a), based upon a failure of the condition expressed in
Section 8.3.6, or the Company terminates this Agreement under Section 9.1.3(d), in either case provided that such failure is due to events or circumstances that have had a Material Adverse Effect on Gart or is due to a Material Adverse Effect that was caused by Gart, or (b) the Company terminates this Agreement under (i) Section 9.1.3(a), based upon a failure of the condition expressed in
Section 8.2.1(a) or a failure of the condition expressed in Section 8.2.1(b), or
(ii) Section 9.1.5, or (iii) Section 9.1.6, Gart shall pay to the Company all fees and expenses (including those of counsel, accountants and other advisors and consultants and in connection with the negotiation and execution of the New Credit Facility) incurred by the Company and its Affiliates in connection with the transactions contemplated by this Agreement (the "Company Expenses"); provided, however, such Company Expenses shall not exceed $1,500,000.

           9.3.3. Any payment required to be made pursuant to this Section 9.3 shall be made by wire transfer of immediately available funds within two (2) Business Days of the event giving rise to such payment. Gart and the Company acknowledge that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement and that, without said agreements, neither Gart nor the Company would enter into this Agreement; accordingly, (1) if the Company fails promptly to pay the Termination Fee and/or the Gart Expenses due pursuant to this Section 9.3, and, in order to obtain such payment, Gart commences a suit that results in a judgment against the Company for the Termination Fee and/or the Expenses, then the Company will pay to Gart reasonable expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount due hereunder at the legal rate determined by the court rendering such judgment, and (2) if Gart fails promptly to pay the Company Expenses due pursuant to this Section 9.3, and, in order to obtain such payment, the Company commences a suit that results in a judgment against Gart for the Company Expenses, then Gart will pay to the Company reasonable expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount due hereunder at the legal rate determined by the court rendering such judgment.

                                  ARTICLE 10.
                                 MISCELLANEOUS

     10.1. CONFIDENTIALITY. Each of Gart and the Company agrees and acknowledges that it will continue to be bound by the Confidentiality Agreement, dated July

18, 2000, between Gart and the Company (as such agreement may be amended, the "Confidentiality Agreement").

     10.2. EXPENSES. Except as otherwise specifically provided for herein (including, without limitation, under Article 9), each of the Company, on the one hand, and Gart and MergerSub, on the other, shall pay all of its costs and expenses (including attorneys', accountants' and investment bankers' fees) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that, with respect to any expenses incurred by the Company in connection with the Merger that the Company has not paid as of the Effective Time, MergerSub shall not distribute cash directly to the Company for the payment of such expenses but instead shall directly pay the applicable creditors of the Company at or following the Effective Time.

     10.3. NOTICES. All notices, requests, claims, demands and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by a nationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

     To the Company:   Oshman's Sporting Goods, Inc.
                       2302 Maxwell Lane
                       Houston, Texas 77023
                       Attention:  Alvin N. Lubetkin
                       Facsimile:  (713) 967-8254

     With a copy to:   Mayor, Day, Caldwell & Keeton, L.L.P.
                       700 Louisiana, Suite 1900
                       Houston, Texas 77023
                       Attention:  John Clutterbuck
                       Facsimile:  (713) 225-7047

     To Gart or
     MergerSub:        Gart Sports Company
                       1000 Broadway
                       Denver, Colorado 80203
                       Attention:  Nesa Hassanein
                       Facsimile:  (303) 864-2188

     With a copy to:   Irell & Manella LLP
                       1800 Avenue of the Stars, Suite 900
                       Los Angeles, California 90067
                       Attention:  Anthony T. Iler
                       Facsimile:  (310) 203-7199

All such notices, requests, claims, demands and other communications will (a) if delivered personally to the address as provided in this Section 10.3, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 10.3, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this Section 10.3, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case, regardless of whether such notice, request, claim, demand or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 10.3). Any party hereto from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     10.4. ENTIRE AGREEMENT. This Agreement and the exhibits and schedules hereto, including the Company Disclosure Schedule and the Gart Disclosure Schedule, constitute the entire Agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect and shall survive any termination of this Agreement or the Closing in accordance with its terms.

     10.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     10.6. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     10.7. THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties hereto to confer third party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Section 7.11.

     10.8. NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of, and is enforceable by the parties hereto and their respective successors and assigns.

     10.9. HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     10.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     10.11. CONSTRUCTION. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

     10.12. SPECIFIC PERFORMANCE. The parties hereto agree that, if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist, and damages would be difficult to determine. It is agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.13. AMENDMENT AND MODIFICATION. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Gart, MergerSub and the Company with respect to any of the terms contained herein; provided, however, that no such amendment, modification or supplementation shall be made that, under applicable Law, requires the approval of stockholders of the Company or Gart, without the further approval of such stockholders.

     10.14. WAIVER. At any time prior to the Effective Time, Gart and MergerSub, on the one hand, and the Company, on the other, may (a) extend the time for the performance of any of the obligations or other acts of the other,
(b) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto, and (c) waive compliance by the other with any of the agreements or conditions contained herein that may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

     10.15. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall survive until (but not beyond) the Effective Time. This Section 10.15 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.


                              OSHMAN'S SPORTING GOODS, INC.,
                              a Delaware corporation


                              By:_________________________
                              Name:
                              Title:


                              GART SPORTS COMPANY,
                              a Delaware corporation


                              By:_________________________
                              Name:
                              Title:


                              GSC ACQUISITION CORP.,
                              a Delaware corporation


                              By:_________________________
                              Name:
                              Title:

                                    Exhibits
                                    --------

Exhibit A  Company Voting Agreements

Exhibit B  Gart Voting Agreement

Exhibit C  Registration Rights Agreement